                                                                   EXHIBIT 10.02


                               CREDIT AGREEMENT


                           Dated as of May 21, 1996


                                     among



                           Anthony Industries, Inc.


                        Bank of America National Trust
                            and Savings Association


                         as Agent, Swing Line Bank and
                                 Issuing Bank,



                                      and




                 The Other Financial Institutions Party Hereto




                        Arranged by BA Securities, inc.

                               TABLE OF CONTENTS

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Section 1.   DEFINITIONS . . . . . . . . . . . . . . . . . . .  1
     1.1  Certain Defined Terms. . . . . . . . . . . . . . . .  1
     1.2  Other Definitional Provisions. . . . . . . . . . . . 23

Section 2.   THE COMMITTED LOANS . . . . . . . . . . . . . . . 24
     2.1  The Loan Commitments . . . . . . . . . . . . . . . . 24
     2.2  Loan Accounts and Notes. . . . . . . . . . . . . . . 24
     2.3  Procedure for Committed Borrowings . . . . . . . . . 25
     2.4  Conversion and Continuation Elections. . . . . . . . 25
     2.5  Limitation on Interest Periods . . . . . . . . . . . 26
     2.6  Reductions and Termination of Commitments. . . . . . 26
     2.7  Interest on the Loans. . . . . . . . . . . . . . . . 27
     2.8  Maturity of Committed Loans. . . . . . . . . . . . . 27
     2.9  Voluntary Prepayments. . . . . . . . . . . . . . . . 27
     2.10 The Swing Line . . . . . . . . . . . . . . . . . . . 28
     2.11 Fees . . . . . . . . . . . . . . . . . . . . . . . . 30
     2.12 Agent's and Arranger's Fees. . . . . . . . . . . . . 31
     2.13 Computation of Fees and Interest . . . . . . . . . . 31
     2.14 Use of Proceeds of Committed Loans . . . . . . . . . 31
     2.15 Extension of Commitments . . . . . . . . . . . . . . 31

Section 3.   THE LETTER OF CREDIT COMMITMENT . . . . . . . . . 32
     3.1  The Letter of Credit Commitment. . . . . . . . . . . 32
     3.2  Reimbursement of Drawings. . . . . . . . . . . . . . 34
     3.3  Obligations Absolute . . . . . . . . . . . . . . . . 35
     3.4  Additional Payments. . . . . . . . . . . . . . . . . 36
     3.5  Liability of the Banks . . . . . . . . . . . . . . . 37

Section 4.   THE BID LOANS . . . . . . . . . . . . . . . . . . 38
     4.1  Bid Loan Availability. . . . . . . . . . . . . . . . 38
     4.2  Procedure for Bid Borrowings . . . . . . . . . . . . 38
     4.3  Invitations for Submission of Competitive Bids . . . 39
     4.4  Submission of Competitive Bids . . . . . . . . . . . 39
     4.5  Notice to Borrower . . . . . . . . . . . . . . . . . 40
     4.6  Acceptance and Rejection of Competitive Bids . . . . 40
     4.7  Notification and Making of Bid Loans . . . . . . . . 41
     4.8  Notification of Rates. . . . . . . . . . . . . . . . 42
     4.9  Repayment of Bid Loans . . . . . . . . . . . . . . . 42
     4.10 Interest on Bid Loans. . . . . . . . . . . . . . . . 42
     4.11 Utilization of Commitments . . . . . . . . . . . . . 43
     4.12 Use of Proceeds of Bid Loans . . . . . . . . . . . . 43

Section 5.   PAYMENTS IN GENERAL . . . . . . . . . . . . . . . 43
     5.1  Taxes. . . . . . . . . . . . . . . . . . . . . . . . 43
     5.2  Payments by the Borrower . . . . . . . . . . . . . . 46
     5.3  Apportionment and Application of Payments. . . . . . 46

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     5.4  Payments on Non-Business Days. . . . . . . . . . . . 47
     5.5  Illegality . . . . . . . . . . . . . . . . . . . . . 47
     5.6  Increased Costs and Reduction of Return. . . . . . . 48
     5.7  Funding Losses . . . . . . . . . . . . . . . . . . . 48
     5.8  Inability to Determine Rates . . . . . . . . . . . . 49
     5.9  Payments by Banks. . . . . . . . . . . . . . . . . . 49

Section 6.   CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND
             EXTENSIONS OF CREDIT. . . . . . . . . . . . . . . 50
     6.1  Conditions of Initial Loans. . . . . . . . . . . . . 50
     6.2  Conditions to all Borrowings . . . . . . . . . . . . 52
     6.3  Conditions to Issuing, Extending and Increasing
          Letters of Credit. . . . . . . . . . . . . . . . . . 53

Section 7.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . 53
     7.1  Corporate Existence and Power. . . . . . . . . . . . 53
     7.2  Corporate Authorization; No Contravention. . . . . . 53
     7.3  Binding Effect . . . . . . . . . . . . . . . . . . . 54
     7.4  Restricted Subsidiaries. . . . . . . . . . . . . . . 54
     7.5  Financial Statements . . . . . . . . . . . . . . . . 54
     7.6  Indebtedness . . . . . . . . . . . . . . . . . . . . 55
     7.7  Disclosure . . . . . . . . . . . . . . . . . . . . . 55
     7.8  Pending Litigation . . . . . . . . . . . . . . . . . 55
     7.9  Title to Properties. . . . . . . . . . . . . . . . . 55
     7.10 Patents and Trademarks . . . . . . . . . . . . . . . 55
     7.11 Governmental Consent . . . . . . . . . . . . . . . . 56
     7.12 Taxes. . . . . . . . . . . . . . . . . . . . . . . . 56
     7.13 Use of Proceeds. . . . . . . . . . . . . . . . . . . 56
     7.14 ERISA. . . . . . . . . . . . . . . . . . . . . . . . 56
     7.15 Compliance with Law. . . . . . . . . . . . . . . . . 57
     7.16 Compliance with Environmental Laws . . . . . . . . . 58
     7.17 Regulated Entities . . . . . . . . . . . . . . . . . 58
     7.18 No Burdensome Restrictions . . . . . . . . . . . . . 58
     7.19 Labor Relations. . . . . . . . . . . . . . . . . . . 58
     7.20 Insurance. . . . . . . . . . . . . . . . . . . . . . 59
     7.21 No Restrictions on Restricted Subsidiaries . . . . . 59

Section 8.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . 59
     8.1  Financial Statements . . . . . . . . . . . . . . . . 59
     8.2  Notices. . . . . . . . . . . . . . . . . . . . . . . 61
     8.3  Corporate Existence, Etc . . . . . . . . . . . . . . 63
     8.4  Insurance. . . . . . . . . . . . . . . . . . . . . . 63
     8.5  Taxes, Claims for Labor and Materials, Compliance
          with Laws. . . . . . . . . . . . . . . . . . . . . . 63
     8.6  Maintenance, Etc . . . . . . . . . . . . . . . . . . 64
     8.7  Payment of Obligations . . . . . . . . . . . . . . . 64
     8.8  Environmental Laws . . . . . . . . . . . . . . . . . 64
     8.9  Inspection of Property and Books and Records . . . . 65

Section 9.   NEGATIVE COVENANTS. . . . . . . . . . . . . . . . 65
     9.1  Limitation on Liens. . . . . . . . . . . . . . . . . 65
     9.2  Restricted Payments. . . . . . . . . . . . . . . . . 67
     9.3  Mergers, Consolidations and Sales of Assets. . . . . 68
     9.4  Transactions with Affiliates . . . . . . . . . . . . 70

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     9.5  Termination of Pension Plans . . . . . . . . . . . . 70
     9.6  Nature of Business . . . . . . . . . . . . . . . . . 71
     9.7  Compliance with ERISA. . . . . . . . . . . . . . . . 71
     9.8  Operating Leases . . . . . . . . . . . . . . . . . . 71
     9.9  Loans and Investments. . . . . . . . . . . . . . . . 72
     9.10 Acquisitions . . . . . . . . . . . . . . . . . . . . 72
     9.11 Consolidated Tangible Net Worth. . . . . . . . . . . 72
     9.12 Leverage Ratio . . . . . . . . . . . . . . . . . . . 72
     9.13 Fixed Charge Coverage Ratio. . . . . . . . . . . . . 72
     9.14 Limitations on Indebtedness. . . . . . . . . . . . . 72
     9.15 No Restrictions on Restricted Subsidiaries . . . . . 73
     9.16 Accounting Changes . . . . . . . . . . . . . . . . . 73

Section 10.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . 73
     10.1 Events of Default. . . . . . . . . . . . . . . . . . 73
     10.2 Remedies . . . . . . . . . . . . . . . . . . . . . . 76
     10.3 Cash Collateralization of Letters of Credit. . . . . 76
     10.4 Rights Not Exclusive . . . . . . . . . . . . . . . . 77

Section 11.  THE AGENT . . . . . . . . . . . . . . . . . . . . 77
     11.1 Appointment and Authorization. . . . . . . . . . . . 77
     11.2 Delegation of Duties . . . . . . . . . . . . . . . . 77
     11.3 Liability of Agent . . . . . . . . . . . . . . . . . 77
     11.4 Reliance by Agent. . . . . . . . . . . . . . . . . . 78
     11.5 Notice of Default. . . . . . . . . . . . . . . . . . 78
     11.6 Credit Decision. . . . . . . . . . . . . . . . . . . 79
     11.7 Indemnification. . . . . . . . . . . . . . . . . . . 79
     11.8 Agent in Individual Capacity . . . . . . . . . . . . 80
     11.9 Successor Agent. . . . . . . . . . . . . . . . . . . 80

Section 12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . 81
     12.1 Amendments and Waivers . . . . . . . . . . . . . . . 81
     12.2 Notices. . . . . . . . . . . . . . . . . . . . . . . 81
     12.3 No Waiver; Cumulative Remedies . . . . . . . . . . . 82
     12.4 Costs and Expenses . . . . . . . . . . . . . . . . . 82
     12.5 Successors and Assigns . . . . . . . . . . . . . . . 82
     12.6 Assignments, Participations, Etc . . . . . . . . . . 83
     12.7 Set-off. . . . . . . . . . . . . . . . . . . . . . . 84
     12.8 Sharing of Payments, Etc . . . . . . . . . . . . . . 85
     12.9 General Indemnity. . . . . . . . . . . . . . . . . . 85
     12.10   Notification of Addresses, Lending Offices,
             Etc . . . . . . . . . . . . . . . . . . . . . . . 86
     12.11   Counterparts. . . . . . . . . . . . . . . . . . . 86
     12.12   Severability. . . . . . . . . . . . . . . . . . . 86
     12.13   Governing Law; Jurisdiction; Waiver of Jury
             Trial . . . . . . . . . . . . . . . . . . . . . . 86
     12.14   Entire Agreement. . . . . . . . . . . . . . . . . 87
     12.15   Termination of Existing Agreements. . . . . . . . 87

     EXHIBITS

     A    Notice of Committed Borrowing
     B    Notice of Conversion/Continuation
     C    Competitive Bid Request

     D    Form of Competitive Bid
     E    Notice of Assignment and Acceptance
     F    Form of Compliance Certificate
     G    Form of Committed Loan Note
     H    Form of Bid Loan Note


     SCHEDULES

     2.1  Commitments
     7.4  Restricted Subsidiaries
     7.6  Existing Indebtedness
     7.12 Tax Assessments
     7.16 Environmental Liabilities
     9.1  Existing Liens
     9.9  Existing Investments
     12.2 Addresses for Notices and Lending Offices

                               CREDIT AGREEMENT



          THIS CREDIT AGREEMENT (this "Agreement") is dated as of May 21, 1996 and is entered into by and among ANTHONY INDUSTRIES, INC., a Delaware corporation (the "Borrower"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (individually referred to herein as a "Bank" and collectively as the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as the agent for the Banks (the "Agent").

                                    RECITAL

          The Banks have agreed to make available to the Borrower a revolving credit facility providing for committed advances, swing line advances, bid loans, letters of credit upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


          Section 1.  DEFINITIONS.

          1.1  Certain Defined Terms.

          The following terms used in this Agreement shall have the following meanings:

          "Absolute Rate" has the meaning specified in Section 4.4.

          "Absolute Rate Bid Loan" means a Bid Loan that bears interest at the Absolute Rate.

          "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Borrower) provided that the Borrower or the Borrower's Subsidiary is the surviving entity; provided, however, that "Acquisition" shall not include any of the foregoing transactions between the Borrower and any Subsidiary that is a Restricted Subsidiary prior to such transaction or between companies that are Restricted Subsidiaries prior to such transaction.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 5% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control such Person.

          "Agent" means Bank of America National Trust and Savings Association in its capacity as agent for the Banks hereunder, and any successor agent.

          "Agent-Related Persons" means Bank of America and any successor agent arising under Section 11.9, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agreement" means this Credit Agreement, as it may hereafter be amended, supplemented, restated or otherwise modified from time to time.

          "Applicable Amount" means, for any period, from and after the Closing Date, the amounts set forth in the following pricing grid:

     =====================================================================

                                             Applicable Amount
                                        (in basis points per annum)
                                       ===================================
          Leverage Ratio                Offshore Rate
                                           Loans         Commitment
                                           -----             Fee
                                          Letter of
                                         Credit Fees
     ---------------------------------------------------------------------
     less than
      0.28:1                               30.00           10.00

     greater than/equal to
     0.28:1 but less than
     0.37:1                                41.00           14.00

     greater than/equal to
     0.37:1 but less than
     0:45:1                                47.00           18.00

     greater than/equal to
     0.45:1                                62.50           22.50

For purposes of determining the Leverage Ratio to use in calculating the Applicable Amount, the Leverage Ratio shall be as set forth in the most recent Compliance Certificate delivered to the Agent. Such Leverage Ratio shall be used to compute the Applicable Amount from and including the date the Agent receives such Compliance Certificate to but excluding the date on which Agent receives the next Compliance Certificate; provided, however, that if the Agent does not receive a Compliance Certificate by the date required by Section 8.1(f), the Applicable Amount shall, effective as of such date, be the highest Applicable Amount to but excluding the date the Agent receives the next Compliance Certificate. The initial Applicable Amount shall be based on the certificate delivered pursuant to Section 6.1(g) on the Closing Date.

          "Arranger" means BA Securities, Inc., a Delaware corporation.

          "Assignee" has the meaning specified in Section 12.6(a).

          "Availability Period" means the period from the Closing Date to but excluding the Termination Date.

          "Bank" has the meaning assigned to that term in the introduction to this Agreement; provided, that for purposes of any determination made with respect to Citicorp USA, Inc. under Sections 5.5, 5.6, 5.7 or 5.8 or under the definition of Offshore Rate, "Bank" shall be deemed to include Citibank, N.A.

          "Bank Affiliate" means a Person engaged primarily in the business of commercial lending and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

          "Bank of America" means Bank of America National Trust and Savings Association in its capacity as a Bank.

          "Base Rate" means a fluctuating rate per annum which is the higher of
(a) the Federal Funds Rate plus one-half of one percent (1/2%) per annum and (b) the Reference Rate.

          "Base Rate Loans" means Committed Loans made by the Banks bearing interest at rates determined by reference to the Base Rate.

          "Bid Borrowing" means a borrowing hereunder consisting of one or more Bid Loans made to the Borrower on the same day by one or more Banks pursuant to
Section 4.

          "Bid Loans" means the Bid Loans made by the Banks pursuant to Section
4.

          "Bid Loan Note" means a promissory note executed by the Borrower in favor of a Bank at its request pursuant to Section 2.2(b) substantially in the form of Exhibit H.

          "Borrowing" means a Bid Borrowing, a Committed Borrowing, a Swing Line Borrowing or a Letter of Credit Issuance.

          "Borrowing Date" means the date a Borrowing is made.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the relevant interbank market.

          "Capital Expenditures" means, for any period and with respect to the Borrower and its Restricted Subsidiaries, the aggregate of all expenditures by the Borrower and its Restricted Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower and any of its Restricted Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

          "Capitalized Lease" means any lease, the obligation for Consolidated Rent Payments with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

          "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Consolidated Rent Payments due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

          "Cash Flow Available for Fixed Charges" shall mean for any period the sum of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) Consolidated Rent Payments and (v) other non-cash items reducing Consolidated Net Income, less (vi) Capital Expenditures, all determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in accordance with GAAP.

          "CERCLA" has the meaning specified in the definition of "Environmental Laws."

          "Closing Date" means the date on which this Agreement becomes effective and all the conditions in Section 6.1 are satisfied or waived.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "Commitment" means the commitment of each Bank to make Committed Loans pursuant to Section 2.1 in the amount set forth opposite the Bank's name in
Schedule 2.1 under the heading "Commitment" (as the same may be reduced pursuant to Section 2.6 or as a result of one or more assignments pursuant to Section 12.6).

          "Committed Borrowing" means a borrowing hereunder consisting of Committed Loans made to the Borrower on the same day by the Banks pursuant to
Section 2.

          "Committed Loans" means the Committed Loans made by the Banks to the Borrower pursuant to Section 2.3.

          "Committed Loan Note" means a promissory note executed by the Borrower in favor of a Bank at its request pursuant to Section 2.2(b) substantially in the form of Exhibit G.

          "Competitive Bid" means an offer by a Bank to make a Bid Loan in accordance with Section 4.4.

          "Competitive Bid Request" means a Competitive Bid Request substantially in the form of Exhibit C annexed hereto.

          "Compliance Certificate" means a certificate signed by a Responsible Officer substantially in the form of Exhibit F.

          "Consolidated Funded Debt" means all Funded Debt of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

          "Consolidated Interest Expense" means, for any period, the sum, without duplication, of (i) total interest expense (including that portion attributable to Capitalized Leases in conformity with GAAP) of the Borrower and its Restricted Subsidiaries for such period on a consolidated basis, (ii) the aggregate amount of all interest and finance charges on off-balance sheet obligations for such period, and (iii) fees, commissions and interest related to a Permitted Accounts Receivable Financing Facility.

          "Consolidated Net Income" for any period shall mean the net income of the Borrower and its Restricted Subsidiaries for such period, determined in accordance with GAAP, but excluding in any event:

          (a) any extraordinary gains or losses as defined in APBO Nos. 11, 16 and 30 and FASB Statement No. 4;

          (b) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (c) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Borrower or any Restricted Subsidiary, accrued by such corporation prior to the date of such acquisition;

          (d) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Borrower or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Restricted Subsidiary, accrued by such corporation prior to the date of such consolidation or merger;

          (e) net earnings of any business entity (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received or are receivable by the Borrower or such Restricted Subsidiary in the form of cash distributions;

          (f) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary except to the extent applied to the repayment of Indebtedness of such Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;

          (g) earnings or amortization resulting from any reappraisal, revaluation or write-up of assets (other than pursuant to any purchase accounting adjustments made to the book value of assets of an acquired Person in connection with an Acquisition);

          (h) any deferred or other credit or amortization thereof representing any excess of the equity in any Restricted Subsidiary at the date of acquisition thereof over the amount invested in such Restricted Subsidiary; and

          (i) any gain arising from the acquisition of any securities of the Borrower or any Restricted Subsidiary.

          "Consolidated Net Worth" shall mean as of the date of any determination thereof the total consolidated assets of the Borrower and its Restricted Subsidiaries less the total consolidated liabilities of the Borrower and its Restricted

Subsidiaries determined in accordance with GAAP.

          "Consolidated Rent Payments" means, for any period, the aggregate amount of the rental payments and other amounts incurred by the Borrower and its Restricted Subsidiaries as lessees under all leases of the Borrower or its Restricted Subsidiaries during such period, excluding (a) any amounts incurred in connection with Capitalized Leases to the extent such amounts are included in the calculation of Consolidated Interest Expense and (b) rental payments on land leases which permit the Borrower or its Restricted Subsidiaries to extract minerals or other raw materials.

          "Consolidated Subsidiaries" means at any date any Restricted Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such financial statements were prepared as of such date in accordance with GAAP.

          "Consolidated Tangible Net Worth" means at any date Consolidated Net Worth less the consolidated Intangible Assets of the Borrower and its Restricted Subsidiaries, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such Consolidated Net Worth) of (i) all Investments in unconsolidated Restricted Subsidiaries and all equity investments in Persons which are not Restricted Subsidiaries and (ii) all unamortized debt discount and expense, unamortized deferred charges (other than deferred employee benefit liabilities), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or development expenses and other intangible items.

          "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Controlled Group" means the Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Restricted Subsidiaries pursuant to Section 414(b) or (c) of the Code.

          "Conversion Date" means any date on which the Borrower elects to convert a Base Rate Loan to an Offshore Rate Loan or an Offshore Rate Loan to a Base Rate Loan.

          "Default" means any event which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

          "Dollars" means lawful money of the United States of

America.

          "Domestic Lending Office" means, with respect to each Bank, the office of that Bank designated as such on Schedule 12.2 hereto or such other office of the Bank as it may from time to time specify in writing to the Borrower and the Agent.

          "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) any Bank Affiliate; provided that in the case of a Bank Affiliate of an Eligible Assignee described in clause (ii) such Bank Affiliate is acting through a branch or agency located in the United States.

          "Environmental Claim" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulation promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower or any Restricted Subsidiary of the Borrower within the meaning of Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

          "Event of Default" means any of the events set forth in Section 10.

          "Exchange Act" means, at any time, the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Existing Agreements" means (a) that certain Credit Agreement dated as of June 28, 1993, as amended, among the Borrower, the lenders parties thereto, and Bank of America as agent for such lenders, and (b) that certain Credit Agreement (364-Day Facility) dated as of April 27, 1995, as amended, among the Borrower, the lenders parties thereto, and Bank of America as agent for such lenders.

          "Facility Usage" means, as of any date of determination, the sum of
(a) the aggregate principal amount outstanding of Committed Loans, Bid Loans and Swing Line Outstandings on such date plus (b) Letter of Credit Usage on such date.

          "Federal Funds Rate" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business

Day, the average of the quotations for such day on such transaction received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

          "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Consolidated Rent Payments (other than in respect of Capitalized Rentals) payable during such period by the Borrower and its Restricted Subsidiaries, (ii) all Consolidated Interest Expense (including the interest component of Capitalized Rentals) of the Borrower and its Restricted Subsidiaries and (iii) all payments of principal due under the terms of any long-term Indebtedness within 12 calendar months after such period.

          "Funded Debt" of any Person shall mean all (i) Indebtedness of such Person for borrowed money, (ii) all Capitalized Rentals of such Person, (iii) all Guaranties by such Person of Funded Debt of others, (iv) all Indebtedness in respect of any Permitted Accounts Receivable Financing Facility, and (v) any of the foregoing which is assumed by such Person in connection with the acquisition of any assets.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranties" by any Person shall mean any obligation (other than an endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any such obligation incurred through an agreement, contingent or otherwise, by such
Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
(iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, Guaranties in respect of any obligation, liability or dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such Person's liability for such obligation, liability or dividend.

          "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or to pay the deferred purchase price of property or assets other than trade payables incurred in the ordinary course of such Person's business (but including documentary or commercial letters of credit and bankers acceptances), (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals, (v) all obligations of such Person or any of its Subsidiaries under any accounts receivable financing facility even though such Person has not assumed or become liable for the payment of such obligations, and (vi) Guaranties of obligations of others of the character referred to in this definition.

          "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement; in each case (a) and (b) under U.S. Federal, State or foreign law.

           "Interest Payment Date" means, with respect to any Offshore Rate Loan or Bid Loan, the last Business Day of each Interest Period applicable to such Loan; with respect to any Base Rate Loan, the last Business Day of each calendar quarter and each date a Base Rate Loan is converted into an Offshore Rate Loan; with respect to Swing Line Loans, upon demand of the Swing Line Bank, but not more frequently than monthly; and with respect to all Loans, the Termination Date; provided, however, that if any Interest Period for an Offshore Rate Loan or Bid Loan exceeds three months, interest shall also be paid on the date which falls three months or 90 days after the beginning of such Interest Period.

          "Interest Period" means, (a) with respect to any Offshore Rate Loan, the period commencing on the Business Day the Offshore Rate Loan is disbursed or continued or on the date on which a Committed Loan is converted into an Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Committed Borrowing or Notice of Conversion/ Continuation; (b) with respect to any Offshore Rate Bid Loan, the period commencing on the Business Day the Offshore Rate Bid Loan is disbursed and ending not less than two weeks and not more than 6 months thereafter, as selected by the Borrower pursuant to Section 4.6; and (c) with respect to any Absolute Rate Bid Loan, the period commencing on the Business Day that the Absolute Rate Bid Loan is disbursed and ending not less than 14 days and not more than 183 days thereafter as selected by the Borrower pursuant to Section 4.6; provided that:

               (i) if any Interest Period pertaining to an Offshore Rate Loan or an Offshore Rate Bid Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan or an Offshore Rate Bid Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period applicable to any Loan or portion thereof shall extend beyond the Termination Date.

          "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not include Acquisitions.

          "Issuing Bank" means Bank of America National Trust and Savings Association.

          "Lending Office" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, under its name on
Schedule 12.2 hereto, or such other office or offices of the Bank as it may from time to time specify in writing to the Borrower and the Agent.

          "Letter of Credit" means a standby letter of credit having a maturity of not more than one year issued hereunder pursuant to Section 3. Letters of Credit may be "evergreen" letters of credit provided that any such Letters of Credit may be terminated not less frequently than annually.

          "Letter of Credit Applications" means the Standby Letter of Credit Applications on the Issuing Bank's customary form requesting the issuance or amendment of a Letter of Credit.

          "Letter of Credit Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Committed Loans under
Section 3.2.

          "Letter of Credit Commitment" means the commitment of the Issuing Bank to issue Letters of Credit and each Bank's commitment to purchase from the Issuing Bank a pro rata risk participation in such Letter of Credit and drawings thereunder pursuant to Section 3 in the amount set forth opposite the Bank's name in Schedule 2.1 under the heading "Letter of Credit Commitment" (as the same may be reduced pursuant to Section 2.6 or as a result of one or more assignments pursuant to Section 12.6). The Letter of Credit Commitment is part of, and not in addition to, each Bank's Commitment.

          "Letter of Credit Issuance" means the issuance of a Letter of Credit hereunder pursuant to Section 3.

          "Letter of Credit Risk Participations" means the risk participations in the Letters of Credit purchased by the Banks pursuant to Section 3.1.

          "Letter of Credit Usage" means, as at any date of determination, the Maximum Available Amount plus the aggregate amount of all drawings under the Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by the Borrower or its Restricted Subsidiaries or converted into a Borrowing of Committed Loans pursuant to Section 3.2.

          "Leverage Ratio" means the ratio of Consolidated Funded Debt to Total Capitalization.

          "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien arising from a mortgage, encumbrance, pledge, security interest, conditional sale or trust receipt or a lease, consignment or bailment for security purposes and any sale or discount of accounts receivables. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Borrower or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

          "Loan" means a Committed Loan, a Swing Line Loan or a Bid Loan (collectively, the "Loans").

          "Loan Documents" means this Agreement, the Letters of Credit, the Letter of Credit Applications, the Swing Line Documents, any Notes and all documents and instruments delivered from time to time in connection therewith.

          "Margin Stock" has the meaning assigned to the term "Margin Stock" in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, business prospects or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of the Borrower to perform the Obligations in any material respect or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

          "Maximum Available Amount" means, as of any date of determination, the amount which may at any time be drawn under outstanding Letters of Credit.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

          "Net Issuance Proceeds" means, in respect of any issuance of equity, the cash proceeds and non-cash proceeds received or receivable in connection therewith, net of reasonable costs and expenses and underwriting discounts and commissions paid or incurred in connection therewith in favor of any Person not an Affiliate of the Borrower.

          "Notes" means the Bid Loan Notes and the Committed Loan Notes.

          "Note Agreement" means that certain Note Agreement dated as of October 15, 1992 among the Borrower and the purchasers named in schedule 1 thereto, as amended, supplemented or otherwise modified from time to time.

          "Notice of Assignment and Acceptance" has the meaning specified in
Section 12.6(a).

          "Notice of Committed Borrowing" means a notice substantially in the form of Exhibit A annexed hereto with respect to a proposed Committed Borrowing.

          "Notice of Conversion/Continuation" means a notice given by the Borrower to the Agent pursuant to Section 2.4, in substantially the form of Exhibit B annexed hereto.

          "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "Obligations" means all obligations of every nature of the Borrower from time to time owed to the Agent, the Banks, the Swing Line Bank or the Issuing Bank or any of them under any Loan Document.

          "Offshore Lending Office" means with respect to each Bank, the office of such Bank designated as such on Schedule 12.2 hereto or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

          "Offshore Rate" means, for each Interest Period for any Offshore Rate Loan, an interest rate per annum (rounded upward to the nearest 1/100 of one percent) determined pursuant to the following formula:

     Offshore Rate =                  IBOR
              1.00 - Eurodollar Reserve Percentage

Where,

          "Eurodollar Reserve Percentage" means the maximum reserve percentage applicable to any Bank (expressed as a decimal rounded upward to the next 1/100 of one percent) in effect on the date IBOR for such Interest Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") having a term equal to such Interest Period; and

          "IBOR" means the rate of interest per annum (rounded upward to the nearest 1/16 of one percent) as determined by the Agent as the rate at which Dollar deposits in an amount approximately equal to the amount of the Borrowing to be made or continued as, or converted into, an Offshore Rate Loan by all Banks and having a maturity comparable to such Interest Period are offered by Bank of America's Grand Cayman Branch, Grand Cayman, British West Indies, to major banks in the offshore Dollar interbank market upon request of such banks at or about 8:00 a.m. (San Francisco time) two Business Day's before the commencement of such Interest Period.

          "Offshore Margin" has the meaning set forth in Section 4.4.

          "Offshore Rate Bid Loan" means a Bid Loan that bears interest at a rate determined with reference to the Offshore Rate.

          "Offshore Rate Loans" means Committed Loans bearing interest at rates determined by reference to the Offshore Rate.

          "Operating Lease" means, as applied to any Person, any lease of property (whether real, personal or mixed) which is not a lease that would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person and excluding, in the case of the Borrower or any of its Restricted Subsidiaries, any such lease under which the Borrower or that Restricted Subsidiary is the lessor.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Participant" has the meaning specified in Section 12.6(c).

          "Permitted Accounts Receivable Financing Facility" means a single facility not exceeding $50,000,000 in the aggregate involving the sale or discount of undivided ownership interests not exceeding $50,000,000 in accounts receivable of K-2 and Shakespeare that does not involve the creation of a Lien or negative pledge on any accounts receivable except to the extent of the undivided ownership interests in such accounts receivable so purportedly sold or discounted.

          "Permitted Investments" shall mean Investments of the Borrower and its Restricted Subsidiaries, consisting of:

          (a) Investments by the Borrower and its Restricted Subsidiaries in and to Restricted Subsidiaries and the Borrower and in any Person that is a Restricted Subsidiary after giving effect to such Investment;

          (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower or any Restricted Subsidiary, is accorded the highest rating by Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing;

          (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

          (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Borrower or a Restricted Subsidiary, rated A or better by Standard & Poor's Ratings Group or A or better by Moody's Investors Service, Inc.;

          (e) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving and relocation expenses related to a transfer) incidental to carrying on the business of the Borrower or any Restricted Subsidiary not exceeding $2,000,000 in the aggregate at any time outstanding;

          (f) receivables, including negotiable instruments and letters of credit in respect of which the Borrower or a Restricted Subsidiary is the beneficiary, arising from the sale of goods and services in the ordinary course of business of the Borrower and its Restricted Subsidiaries;

          (g) Investments in repurchase agreements or bankers acceptances, having terms of less than 30 days, with a United States bank or trust company meeting the requirements of paragraph (d) hereof, which Investments mature within one year and which are fully secured by obligations of the type described in paragraphs (c) and (d) hereof;

          (h) Investments in offshore certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $1,000,000,000 and whose long term offshore certificates of deposit are at the time of acquisition thereof by the Borrower or a Restricted Subsidiary, accorded a rating of A or better by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (i)  Investments existing as of the date hereof and set forth on
     Schedule 9.9 attached hereto, including reinvestments of the same amounts in the same instruments;

          (j) other investments in, or Guaranties of Indebtedness of, joint ventures, to which the Borrower or a Restricted Subsidiary is a party, provided that the amount of such Investments and the outstanding amount of Indebtedness supported by such Guaranties shall not exceed $2,000,000 in the aggregate at any time outstanding;

          (k) loans, guarantees, or other extensions of credit not exceeding $10,000,000 in the aggregate to the Borrower's employee stock ownership plan ("ESOP") at any time outstanding;

          (l) any loan to the ESOP to purchase newly issued convertible shares of stock of the Borrower, if, after giving effect thereto and to the application of the proceeds thereof, such loan does not increase Consolidated Tangible Net Worth;

          (m) advances on commissions in the ordinary course of business to employees or subcontractors of the Borrower or its Restricted Subsidiaries in an aggregate amount not exceeding $2,000,000 at any time outstanding;

          (n) notes taken in connection with the sale of any division or Restricted Subsidiary of the Borrower or part thereof;

          (o) any loan to an employee of the Borrower to exercise stock options of such employees to purchase stock of the Borrower, if, after giving effect thereto and to the application of the proceeds thereof, such loan does not increase Consolidated Net Worth or Consolidated Net Income (other than an increase due to interest on such loan);

          (p) additional Investments made after the Closing Date in K2 Japan and Sung-Ho Korea in an aggregate amount not exceeding $7,500,000;

          (q) other Investments (in addition to those permitted by the foregoing (a) through (p)), provided that (i) the aggregate amount of all such other Investments shall not at any time exceed $3,000,000 and (ii) after giving effect to such other Investments, no Event of Default shall have occurred and be continuing; and

          (r) other Investments (in addition to those permitted by the foregoing (a) through (q)) made within the limitations of Section 9.2.

In valuing any Investments for the purpose of applying the foregoing limitations and the limitations set forth in Section 9.2, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

          "Person" means any individual, partnership, corporation (including a business trust), limited liability company, limited liability partnership, joint stock company, joint venture, trust, bank, trust company, unincorporated association or other entity or a government or any agency or political subdivision thereof.

          "Plan" means a pension plan (as defined in Section 3(2) of ERISA) which the Borrower or any member of the Controlled Group sponsors or maintains or to which the Borrower or member of the Controlled Group makes or is obligated to make contributions, but excluding any Multiemployer Plan.

          "Pro Rata Share" means with respect to each Bank the percentage set forth opposite such Bank's name on Schedule 2.1 hereto (as the same may be adjusted as a result of one or more assignments pursuant to Section 12.6).

          "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America in San Francisco as its reference rate, as in effect on such date of determination. The reference rate is set by Bank of America based on various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank of America may make loans at, above or below the rate announced by it as its reference rate.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA (excluding any reportable event with respect to which the thirty day notice requirement has been waived by the PBGC or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in
Section 4062(e) of ERISA.

          "Requisite Banks" means, as at any date of determination, (a) prior to the termination of the Commitments, Banks having at least 66-2/3% of the Commitments and (b) otherwise, Banks holding at least 66-2/3% of the aggregate principal amount of Loans and Letter of Credit Usage outstanding.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the President, any Senior Vice President, the Chief Financial Officer or the Treasurer of the Borrower who in the normal performance of his or her duties would have knowledge of this Agreement and the provisions thereof.

          "Restricted Payment" shall mean:

          (a) the declaration or payment of any dividend by the Borrower, either in cash or property, on any shares of the capital stock of any class of the Borrower (except dividends or other distributions payable solely in shares of capital stock of the Borrower);

          (b) the purchase, redemption or retirement by the Borrower of any shares of the capital stock of any class of the Borrower or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly, or through any Restricted Subsidiary;

          (c) any other payment or distribution by the Borrower in respect of its capital stock, either directly or indirectly or through any Restricted Subsidiary; and

          (d) any Investment by the Borrower or any Restricted Subsidiary other than those described in paragraphs (a) through (r), inclusive, of the definition of "Permitted Investments".

          "Restricted Subsidiary" shall mean any Subsidiary set forth on
Schedule 7.4 hereto or any other Subsidiary hereafter identified in writing by the Borrower and which is organized under the laws of the United States or any State thereof, Puerto Rico, U.S. Virgin Islands, Canada or any Province thereof, Mexico, Japan, Australia, Norway, Sweden, Finland, Iceland or any country in the European Economic Community; provided, however, the Board of Directors of the Borrower may at any time and from time to time designate a previously Unrestricted Subsidiary as a Restricted Subsidiary or designate a previously Restricted Subsidiary as an Unrestricted Subsidiary, provided that (i) at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) a Restricted Subsidiary may not be designated as an Unrestricted Subsidiary if at the time of such designation the Subsidiary so designated owns, directly or indirectly, any Indebtedness, stock or other securities of the Borrower or any Restricted Subsidiary, (iii) at the time of such designation and after giving effect thereto the Restricted Subsidiaries would be in compliance with Section 9.14(a)(5); and (iv) such Subsidiary shall not have been previously redesignated pursuant to this section.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

          "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

          "Swing Line" means the revolving line of credit established by the Swing Line Bank in favor of Borrower pursuant to Section 2.10.

          "Swing Line Borrowing" means a borrowing of a Swing Line Loan made to the Borrower by the Swing Line Bank pursuant to Section 2.10.

          "Swing Line Loans" means advances made by the Swing Line Bank to the Borrower pursuant to Section 2.10.

          "Swing Line Bank" means Bank of America, or any successor thereto.

          "Swing Line Documents" means any promissory note and any other documents executed by the Borrower as requested by the Swing Line Bank from time to time in favor of the Swing Line Bank in connection with the Swing Line.

          "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of the Borrower on all Swing Line Loans then outstanding.

          "Termination Date" means May 20, 2001.

          "Total Capitalization" means the sum of Consolidated Funded Debt plus Consolidated Net Worth.

          "Transfer and Administration Agreement" means the Transfer and Administration Agreement dated as of even date herewith, among Enterprise Funding Corporation, as the company, the Borrower, as the transferor and master servicer, and NationsBank, N.A., as the administrative agent and the collateral agent, as it may be amended, supplemented, restated or otherwise modified from time to time.

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "Voting Stock" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          1.2 Other Definitional Provisions. References to "Sections" shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.


          Section 2.  THE COMMITTED LOANS.

          2.1 The Loan Commitments. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make loans under its Commitment to the Borrower (each such loan, a "Committed Loan") from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time its Commitment; provided, however, that, after giving effect to any Committed Borrowing of Committed Loans, (i) each Bank's Pro Rata Share of Facility Usage shall not exceed such Bank's Commitment and (ii) Facility Usage shall not exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay pursuant to Section 2.9 and reborrow pursuant to this Section 2.1.

          2.2 Loan Accounts and Notes. (a) The Committed Loans and Bid Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank and the Agent in the ordinary course of business. The loan accounts maintained by each Bank and the Agent shall be conclusive absent manifest error of the amount of the Committed Loans and Bid Loans made by the Banks to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Committed Loans or the Bid Loans.

          (b) Upon the request of any Bank made through the Agent, Committed Loans made by such Bank may be evidenced by one or more Committed Loan Notes and Bid Loans made by such Bank may be evidenced by one or more Bid Loan Notes, instead of loan accounts. Each such Bank may endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Committed Loan and Bid Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error of the amount of the Committed Loans and Bid Loans made by the Banks to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Committed Loans or the Bid Loans.

          2.3  Procedure for Committed Borrowings.

          (a) Each Committed Borrowing shall be made upon irrevocable telephonic notice by the Borrower followed immediately by written notice in the form of a Notice of Committed Borrowing, which telephonic notice must be received by the Agent (i) prior to 9:00 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 10:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying: (i) the amount of the Committed Borrowing, which, in the case of a borrowing of Offshore Rate Loans, shall be in an aggregate minimum principal amount of

$1,500,000 and any multiple of $500,000 in excess thereof, and in the case of a borrowing of Base Rate Loans, shall be in an aggregate minimum principal amount of $500,000 and any multiple thereof; (ii) the requested Borrowing Date, which shall be a Business Day; (iii) whether the Committed Borrowing is to be comprised of Offshore Rate Loans or Base Rate Loans; and (iv) the duration of the Interest Period applicable to Offshore Rate Loans included in such notice. If the Notice of Committed Borrowing shall fail to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

          (b) Promptly after receipt of a Notice of Committed Borrowing, the Agent shall notify each Bank of the proposed Committed Borrowing. Each Bank shall make available to the Agent its Pro Rata Share of each Borrowing in same day funds, by remitting such funds to: Bank of America National Trust and Savings Association, ABA No. 121-000-358, Attn: Agency Management Services No. 5596 For credit to: BANCONTROL Account No. 12331-14194, Reference: Anthony Industries, Inc., no later than 11:00 a.m. (San Francisco time) on the Borrowing Date. Upon satisfaction of the conditions set forth in Section 6.2, the Agent shall make available to the Borrower in like funds on such Borrowing Date the aggregate of the amounts so made available by the Banks by causing an amount equal to such aggregate amount received by the Agent to be credited to the account of the Borrower as specified by the Borrower in writing.

          2.4  Conversion and Continuation Elections.

          (a) The Borrower may (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $1,500,000 or an integral multiple of $500,000 in excess thereof) into Offshore Rate Loans; (ii) elect to convert on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $500,000 or an integral multiple of $500,000 in excess thereof) into Base Rate Loans; or (iii) elect to continue, on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $1,500,000 or an integral multiple of $500,000 in excess thereof); provided, that if the aggregate amount of Offshore Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $1,500,000, Offshore Rate Loans shall automatically convert into Base Rate Loans.

          (b) Each conversion or continuation shall be made upon irrevocable telephonic notice by the Borrower followed immediately by written notice in the form of a Notice of Conversion/Continuation, which telephonic notice must be received by the Agent (i) prior to 9:00 a.m. (San Francisco time) at least three Business Days in advance of the conversion or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) prior to 10:00 a.m. (San Francisco time) on the Business Day of the conversion or continuation date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed conversion or continuation date; (B) the aggregate amount of Loans to be converted or continued; (C) the nature of the proposed conversion or continuation; and (D) the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Borrower has failed to select a new Interest Period to be applicable thereto, or if any Event of Default or Event of Default shall then exist, the Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          (d) Upon receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

          2.5 Limitation on Interest Periods. Notwithstanding any other provision contained in this Agreement, after giving effect to any Committed Borrowing or conversion or continuation of any Committed Loans, there shall not be more than eight different Interest Periods for Committed Loans in effect without the consent of the Agent.

          2.6 Reductions and Termination of Commitments. The Borrower shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Commitments; provided, that the combined Commitments, as reduced, shall at all times equal or exceed Facility Usage. The Borrower shall give not less than five Business Days' prior written notice to the Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, the Agent shall notify each Bank of the proposed termination or reduction. Such termination or partial reduction of the Commitments shall be effective on the date specified in the Borrower's notice and shall terminate or reduce each Bank's Pro Rata Share of the combined Commitments so reduced. Any partial reduction shall be in an aggregate minimum amount of $1,500,000, and integral multiples of $500,000 in excess thereof.

          2.7  Interest on the Loans.

          (a) Subject to Section 2.7(d), the Committed Loans shall bear interest on the unpaid principal amount thereof from the Borrowing Date to maturity (whether by acceleration or otherwise) at a rate per annum equal to the Base Rate or the

Offshore Rate, as the case may be, plus, in the case of Offshore Rate Loans, the Applicable Amount for Offshore Rate Loans.

          (b) Subject to Section 2.7(d), the Swing Line Loans shall bear interest on the unpaid principal amount thereof from the Borrowing Date to maturity (whether by acceleration or otherwise) at a rate per annum equal to the Base Rate. The Swing Line Bank shall be responsible for invoicing the Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Bank.

          (c) Interest shall be payable in arrears on the Committed Loans on each Interest Payment Date applicable to that Committed Loan.

          (d) Any principal payments on the Committed Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Committed Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is equal to the Base Rate plus 2% per annum.

          2.8 Maturity of Committed Loans. Each Committed Loan shall mature and the Borrower shall repay the unpaid principal amount of each Committed Loan, together with interest accrued thereon, on the Termination Date.

          2.9 Voluntary Prepayments. The Borrower may by 9:00 a.m. (San Francisco time), upon not less than one Business Day's prior written or telephonic notice (immediately confirmed in writing) to the Agent (in the case of a prepayment of a Base Rate Loan) or three Business Days' prior written or telephonic notice confirmed in writing to the Agent (in the case of a prepayment of an Offshore Rate Loan) (which notice the Agent will promptly transmit to each
Bank), at any time and from time to time prepay any Committed Loans in whole or in part in an aggregate minimum amount of $1,500,000 (or $500,000 in the case of Base Rate Loans) and integral multiples of $500,000 in excess of that amount; provided that in the event of any such prepayment of any Offshore Rate Loans, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 5.7. If such notice of prepayment does not specify how such prepayment shall be applied, it shall be applied first to Base Rate Loans to the full extent thereof before application to Offshore Rate Loans, as determined by the Agent. All prepayments shall be applied to the payment of any interest that is due and payable at the time of such prepayment before application to principal.

          2.10 The Swing Line.

          (a) The Swing Line Bank shall from time to time through the day prior to the Termination make Swing Line Loans to the Borrower in such amounts as the Borrower may request, provided that (i) giving effect to such Swing Line Loan, the Swing Line Outstandings shall not exceed $7,500,000 and Facility Usage shall not exceed the combined Commitments, (ii) without the consent of the Requisite Banks, no Swing Line Loan may be made during the continuation of an Event of Default and (iii) the Swing Line Bank has not given, in its sole discretion, on the prior Business Day notice to the Borrower that availability under the Swing Line is suspended or terminated. The Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, Swing Line Borrowings may be made in a minimum amounts of $100,000 and multiples of $25,000 in excess thereof upon telephonic request made to the Swing Line Bank not later than 3:00 p.m. (San Francisco time) on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by a Responsible Officer of the Borrower by telecopier with telephonic notice to the Agent). Promptly after receipt of such a request for a Swing Line Borrowing, the Swing Line Bank shall obtain telephonic verification from the Agent that, giving effect to such request, availability for Swing Line Loans exists under Section
2.1 (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $25,000. If the Borrower instructs the Swing Line Bank to debit its demand deposit account at the Swing Line Bank in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Bank otherwise receives repayment after 3:00 p.m. (San Francisco time) on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Bank shall promptly notify the Agent of the Swing Loan Outstandings each time there is a change therein.

          (b) The Swing Line Loans shall be payable on demand made by the Swing Line Bank and in any event on the Termination Date.

          (c) Upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Bank's Pro Rata Share of the combined Commitments times the amount of the Swing Line Loan. Upon demand made by the Swing Line Bank, each Bank shall, according to its Pro Rata Share of the combined Commitments, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Each Bank that has provided to the Swing Line Bank the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Bank against the Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by the Borrower with respect to such claim and in any interest payment made by the Borrower (but only with respect to periods subsequent to the date such Bank paid the Swing Line Bank its purchase price) with respect to such claim.

          (d) In the event that there are Swing Line Outstandings on five consecutive Business Days, then on the next Business Day (unless the Borrower has made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings to zero), the Borrower shall request Committed Loans pursuant to Section 2.3 in an amount complying with Section 2.3 and sufficient to reduce the Swing Line Outstandings to zero. The Agent shall automatically provide such amount directly to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings) and credit any balance of the Committed Loans in immediately available funds as provided in Section 2.3(b). In the event that the Borrower fails to request Committed Loans within the time specified by Section 2.3 on any such date, the Agent may, but is not required to, without notice to or the consent of the Borrower, cause Committed Loans to be made by the Banks under the Commitments in the amount necessary to comply with Section 2.3 and sufficient to reduce the Swing Line Outstandings to zero and, for this purpose, the conditions precedent set forth in Section 6.2(a) shall not apply. The proceeds of such Committed Loans shall be paid to the Swing Line Bank for application to the Swing Line Outstandings, with any excess being made available to the Borrower as provided in Section 2.3(b).

          (e) For purposes of Section 2.1, each outstanding Swing Line Loan shall be deemed to utilize the Commitment of each Bank by an amount equal to such Bank's Pro Rata Share times the amount of such Swing Line Loan.

          2.11 Fees.

          (a) Commitment Fee. The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Pro Rata Share of the combined Commitments, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the Applicable Amount. For purposes of calculating the commitment fee, usage with respect to Letters of Credit shall be an amount equal to the Letter of Credit Usage, and Bid Loans and Swing Line Loans shall not be considered usage. Such commitment fee shall accrue from the Closing Date to, but excluding, the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on June 30, 1996 through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments pursuant to
Section 2.6, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction or termination date to such quarterly payment date. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 6 are not met.

          (b)  Letter of Credit Fees.

               (i) The Borrower shall pay to the Agent for the account of each Bank a Letter of Credit fee on each Bank's Pro Rata Share of the average daily Letter of Credit Usage, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter as calculated by the Agent, equal to the Applicable Amount for Letters of Credit. Such Letter of Credit fee shall accrue from the Closing Date to, but excluding, the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on June 30, 1996 through the Termination Date, with the final payment to be made on the Termination Date.

               (ii) The Borrower shall pay to the Issuing Bank a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to 0.1875% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

               (iii) The Borrower shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

          2.12 Agent's and Arranger's Fees. The Borrower shall pay to the Agent and the Arranger, for their own accounts, the fees referred to in the letter agreement dated May 10, 1996 between the Borrower, Bank of America and the Arranger.

          2.13 Computation of Fees and Interest. All computations of interest payable in respect of Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest payable in respect of Offshore Rate Loans and all fees shall be made on the basis of a 360 day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from, and including, the first day thereof to, but excluding, the last day thereof.

          2.14 Use of Proceeds of Committed Loans. The Borrower shall use the proceeds of Committed Loans for general corporate purposes, including Acquisitions and Restricted Payments.

          2.15 Extension of Commitments. The Borrower shall have the right from time to time to request that the Banks extend the Termination Date for successive one-year periods by notifying the Banks in writing through the Agent not less than 90 days before any anniversary of the Closing Date. The Agent shall promptly notify each Bank of such an extension request. Each Bank shall have the right to consent to or reject such extension request in the exercise of its sole and absolute discretion and shall notify the Agent of its decision not later than 30 days before such anniversary. Failure by any Bank to notify the Agent of its decision shall be deemed to be a rejection by such Bank of the extension request. If all Banks consent to such extension, the Termination Date shall be extended for one year from the then current Termination Date. If all Banks do not consent to such extension, the Termination Date shall not be so extended.


          Section 3.  THE LETTER OF CREDIT COMMITMENT.

          3.1 The Letter of Credit Commitment. (a) On the terms and conditions hereinafter set forth, the Issuing Bank agrees to issue Letters of Credit, and to amend or renew Letters of Credit previously issued by it, and each Bank severally agrees to purchase a Letter of Credit Risk Participation in an amount equal to its Pro Rata Share of Letter of Credit Usage with respect thereto under its Letter of Credit Commitment from time to time on any Business Day during the Availability Period; provided, however, that, after giving effect to any issuance or amendment of Letters of Credit, (i) each Bank's Pro Rata Share of the aggregate Maximum Available Amount shall not exceed at any time its Letter of Credit Commitment, (ii) each Bank's Pro Rata Share of Facility Usage shall not exceed such Bank's Commitment, (iii) Facility Usage shall not exceed the combined Commitments, and (iv) aggregate Letter of Credit Usage shall not exceed the combined Letter of Credit Commitments. Immediately upon the issuance or amendment of a Letter of Credit, and each extension of the expiration date thereof, each Bank shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank an undivided, full risk, non-recourse participation in such Letter of Credit and drawings thereunder in an amount equal to such Bank's Pro Rata Share of the Maximum Available Amount thereunder.

          (b) Whenever the Borrower desires the issuance or amendment of a Letter of Credit, it shall deliver to the Agent and the Issuing Bank a Letter of Credit Application no later than 10:00 A.M. (San Francisco time) at least five Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the proposed date of issuance or amendment. Upon satisfaction of the conditions set forth in Section 6.3, the

Issuing Bank shall be obligated to issue or amend such Letter of Credit and shall notify the Agent of such issuance or amendment. No Letter of Credit may be transferred.

          (c) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Termination Date, and provided no Default or Event of Default has occurred and is continuing, at the option of the Borrower and upon the written request of the Borrower received by the Issuing Bank (with a copy sent by the Borrower to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall permit or authorize the automatic renewal of any Letter of Credit issued by it. The Issuing Bank shall not renew any Letter of Credit if: (i) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (ii) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit if it is required to do so. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this Section 3.1(c) upon the request of the Borrower but the Issuing Bank shall not have received any Letter of Credit Application from the Borrower with respect to such renewal or other written direction by the Borrower with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Borrower and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an Letter of Credit Application from the Borrower requesting such renewal.

          (d) The Issuing Bank shall not issue or amend, and no Bank shall be required to participate in, any Letter of Credit if, on the date of the issuance or amendment of such Letter of Credit, to the knowledge of the Persons within the Issuing Bank:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing or amending such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance or amendment of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

               (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Borrower, on or prior to the Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more of the applicable conditions contained in Section 6.3 is not then satisfied;

               (iii) the expiry date of any requested Letter of Credit is after the Termination Date;

               (iv) any requested Letter of Credit is not in form and substance acceptable to the Issuing Bank, or the issuance or amendment of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

               (v) any Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

               (vi) such Letter of Credit is in a face amount less than $500,000 or denominated in a currency other than Dollars.

          3.2 Reimbursement of Drawings. (a) In the event of any request for a drawing under a Letter of Credit by the beneficiary thereof, the Issuing Bank shall immediately notify the Borrower and the Agent, and the Borrower shall directly reimburse the Issuing Bank at its Domestic Lending Office on the day on which such drawing is honored (each such date, an "Honor Date") in an amount in same day funds equal to the amount of such drawing. In the event the Borrower shall fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Base Rate Loans be made by the Banks under the Commitments to be disbursed on the Honor Date, subject to the conditions set forth in Section 6.2, but not subject to minimum borrowing amounts provided in Section 2.3(a). Any notice given by the Issuing Bank or the Agent pursuant to this Section 3.2(a) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (b) Each Bank shall upon receipt of any notice pursuant to Section 3.2(a) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the Banks shall (subject to subsection 3.2(c)) each be deemed to have made a Committed Loan consisting of a Base Rate Loan to the Borrower in that amount. If any Bank so notified shall fail to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 11:00 a.m. (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to (i) the Federal Funds Rate in effect from time to time during the period commencing on the Honor Date and ending on the date three Business Days thereafter, and (ii) thereafter at the Base Rate as in effect from time to time. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.2.

          (c) With respect to any unreimbursed drawing which is not converted into Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower's failure to satisfy the conditions set forth in Section 6.2 or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank a Letter of Credit Borrowing in the amount of such drawing, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to Section 3.2(b) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing in satisfaction of its Letter of Credit Risk Participation under this Section 3.2.

          3.3 Obligations Absolute. In determining whether to pay under a Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit. The obligation of the Borrower to reimburse the Issuing Bank for drawings made under a Letter of Credit and the obligations of the Banks under Section 3.2 shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (a)  any lack of validity or enforceability of such Letter of Credit;

          (b) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary or any transferee of such Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

          (c) any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect;

          (d) payment by the Issuing Bank against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that such payment does not constitute gross negligence or willful misconduct of the Issuing Bank;

          (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (f) the fact that an Event of Default shall have occurred and be continuing.

          3.4 Additional Payments. If by reason of (i) any change after the Closing Date in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or (ii) compliance by the Issuing Bank or any Bank with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D, or compliance with any such direction, request or requirement made or imposed after the Closing Date:

          (a) the Issuing Bank or any Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof (other than franchise and income taxes) or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 3, whether directly or by such being imposed on or suffered by the Issuing Bank or any Bank;

          (b) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of such Letter of Credit or the Letter of Credit Risk Participations; or

          (c) there shall be imposed on the Issuing Bank or any Bank any other materially adverse condition regarding this Section 3, such Letter of Credit or its Letter of Credit Risk Participation;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Bank of issuing, making or maintaining a Letter of Credit or of purchasing or maintaining its Letter of Credit Risk Participation, or to reduce the amount receivable in respect thereof by, the Issuing Bank or any Bank, then and in any such case the Issuing Bank or such Bank may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower, and the Borrower shall pay on demand such amounts as the Issuing Bank or such Bank may specify to be necessary to compensate it for such additional cost or reduced receipt. The determination by the Issuing Bank or any Bank, as the case may be, of any amount due pursuant to this Section 3.4 as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

          3.5 Liability of the Banks. (a) As between the Borrower, on the one hand, and the Issuing Bank, the Agent or any Bank, on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the beneficiaries thereof. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not, except to the extent resulting from the Issuing Bank's gross negligence or willful misconduct, be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) so long as all documents required to be presented to the Issuing Bank in connection with a drawing under a Letter of Credit (or documents purporting to be the documents required to be presented) are so presented, for failure of the beneficiary thereof to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or otherwise, whether or not they be in cipher; (v) for errors by the Issuing Bank in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; (vii) for the misapplication by any beneficiary thereof of the proceeds of any drawing under a Letter of Credit; (viii) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts; and (ix) for any other circumstances whatsoever in making payment under a Letter of Credit; except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower, as determined by a court of competent jurisdiction to be the result of
(i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of a Letter of Credit, (ii) the

Issuing Bank's payment on a drawing under a Letter of Credit to any Person other than the beneficiary thereof or (iii) the Issuing Bank's willful failure to pay under a Letter of Credit after the presentation to it by the beneficiary thereof of a sight draft and certificate strictly complying with the terms and conditions of a Letter of Credit, unless the Issuing Bank in good faith and upon advice of counsel believes that it is prohibited by any Requirement of Law from making such payment. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

          (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or the related certificates, if taken or omitted in good faith and without gross negligence or willful misconduct, shall not put the Issuing Bank under any resulting liability to the Borrower or the Banks.


          Section 4.  THE BID LOANS.

          4.1 Bid Loan Availability. Subject to the other terms and conditions of this Agreement, each Bank hereby severally agrees that the Borrower may, as set forth in Section 4.2, from time to time on any Business Day during the Availability Period, request one or more Banks to submit offers to make Bid Loans to the Borrower; provided, however, that, after giving effect to any Bid Borrowing of Bid Loans, (i) each Bank's Pro Rata Share of Facility Usage shall not exceed such Bank's Commitment, (ii) Facility Usage shall not exceed the combined Commitments and (iii) the aggregate principal amount of all outstanding Bid Loans shall not exceed $37,500,000 at any time; provided, further, that the Banks may, but shall have no obligation to, submit such offers and the Borrower may, but shall have no obligation to, accept any such offers.

          4.2 Procedure for Bid Borrowings. The Borrower may request a Bid Borrowing hereunder by giving irrevocable telephonic notice to the Agent, followed immediately by delivery of a written notice in the form of a Competitive Bid Request (which telephonic notice must be received by Agent (a) not later than 9:00 a.m. (San Francisco time) at least four Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for Offshore Rate Bid Loans and (b) one Business Day prior to the date of the proposed Bid Borrowing, in the case of a request for Absolute Rate Bid Loans), specifying:

          (i) the date of the proposed Bid Borrowing, which shall be a Business Day;

          (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

          (iii) the duration of the Interest Period(s) applicable thereto, subject to the provisions of the definition of Interest Period; and

          (iv) whether the Bid Loans requested are Offshore Rate Bid Loans or Absolute Rate Bid Loans (but not both); and

Each Competitive Bid Request shall be accompanied by a bid request fee in the amount set forth in the term sheet attached to the letter referred to in Section
2.12. The Borrower may not request Competitive Bids for more than three Interest Periods nor request more than one type of Bid Loan in a single Competitive Bid Request. The Borrower may not request Bid Loans more than once in any consecutive 10 Business Day period. Notwithstanding any other provision contained in this Agreement, after giving effect to any Bid Borrowing, there shall not be more than four different Bid Loans outstanding.

          4.3 Invitations for Submission of Competitive Bids. Promptly upon receipt of a Competitive Bid Request, the Agent shall deliver to the Banks by facsimile the Competitive Bid Request so received.

          4.4 Submission of Competitive Bids. (a) In response to receiving a Competitive Bid Request, each Bank, at its option, may irrevocably submit a Competitive Bid containing an offer to make one or more Bid Loans at a rate or rates of interest specified by such Bank in its sole discretion. Each Competitive Bid must be submitted to the Agent between 6:45 a.m. and 7:00 a.m. (San Francisco time) (i) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for Offshore Rate Bid Loans and (ii) on the date of the proposed Bid Borrowing, in the case of a request for Absolute Rate Bid Loans; provided, that any Competitive Bids submitted by Bank of America must be submitted to the Agent between 6:30 a.m. and 6:45 a.m. (San Francisco time) (A) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for Offshore Rate Bid Loans and (B) on the date of the proposed Bid Borrowing, in the case of a request for Absolute Rate Bid Loans.

          (b)  Each Competitive Bid shall specify:

          (i)  the proposed date of the Bid Borrowing;

          (ii) the maximum principal amount of each Bid Loan for which such Competitive Bid is being made, which aggregate principal amount (x) may be equal to, greater than or less than such Bank's Commitment, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of the Bid Loans for which Competitive Bids were requested;

          (iii) in the case of a request for Offshore Rate Bid Loans, the margins above or below the Offshore Rate (the "Offshore Margin") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/100% of 1%) to be added to or subtracted from the applicable Offshore Rate for the applicable Interest Period;

          (iv) in the case of a request for Absolute Rate Bid Loans, the rate per annum (rounded to the nearest 1/100% of 1%) (the "Absolute Rate") offered for each such Bid Loan and the applicable Interest Period;

          (v) the maximum aggregate principal amount of all Bid Loans being offered by the quoting Bank; and

          (vi)  the identity of the quoting Bank.

Each Competitive Bid shall be irrevocable. Competitive Bids may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Competitive Bid Request.

          (c) Any Competitive Bid shall be disregarded if it: (i) is not substantially in conformity with Exhibit D or does not specify all of the information required by Section 4.4(b); (ii) contains qualifying, conditional or similar language; (iii) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Request; or (iv) arrives outside the time periods set forth in Section 4.4(a) above.

          4.5 Notice to Borrower. The Agent shall promptly notify the Borrower of the terms of any Competitive Bid submitted by a Bank that is in accordance with Section 4.4. The Agent's notice to the Borrower shall specify (a) the respective principal amounts and Offshore Margins or Absolute Rates, as the case may be, so offered and (b), if applicable, limitations on the aggregate principal amount of Bid Loans for which offers in any single Competitive Bid Request may be accepted.

          4.6 Acceptance and Rejection of Competitive Bids. Not later than 8:00 a.m. (San Francisco time) (i) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a Bid Borrowing of Offshore Rate Bid Loans and (ii) on the date of such Bid Borrowing, in the case of a Bid Borrowing of Absolute Rate Bid Loans, the Borrower shall notify the Agent of either:

          (a) its cancellation of such Bid Borrowing by giving the Agent and the Banks notice thereof; or

          (b) its acceptance of one or more of the offers made by any Bank or Banks pursuant to Section 4.4 and its rejection of any such remaining offers made by the Banks, all in its sole discretion; provided, however, that: (A) the principal amount of each Bid Loan shall be not less than the minimum amount nor more than the maximum amount notified to the Borrower for such Bid Loan pursuant to
Section 4.4, (but which Bid Loans shall not, in the aggregate, exceed the aggregate amount of Bid Loans requested pursuant to Section 4.2) to be made by each such Bank as part of such Bid Borrowing; (B) acceptance by the Borrower of offers for Bid Loans may only be made on the basis of ascending interest rates applicable to the same Interest Period; (C) if offers are made by two or more Banks with the same Offshore Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not less than $500,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers; determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error; (D) in the event the Borrower does not, before the time stated above, either cancel the proposed Bid Borrowing pursuant to clause (a) above or accept one or more of the offers pursuant to this clause (b), such Bid Borrowing shall be deemed cancelled; and
(E) in the event the Borrower accepts one or more of the offers pursuant to this clause (b) but does not expressly reject or accept the remaining offers, such remaining offers shall be deemed rejected.

          4.7 Notification and Making of Bid Loans. (a) Promptly after the Borrower has notified the Agent of its acceptance of any offer(s) pursuant to
Section 4.6, the Agent shall notify each Bank telephonically (followed in writing) having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

          (b) If the Borrower accepts one or more of the offers to make Bid Loans made by any Bank or Banks, each such Bank which is to make a Bid Loan as part of such Bid Borrowing shall on the Bid Borrowing Date of such proposed Bid Borrowing make available to the Agent in same day funds, by remitting such funds to: Bank of America National Trust and Savings Association, ABA No. 121-000-358,
Attn: Agency Management Services No. 5596 For credit to: BANCONTROL Account No. 12331-14194, Reference: Anthony Industries, Inc., no later than 11:00 a.m. (San Francisco time) on the Borrowing Date. Upon satisfaction of the conditions set forth in Section 6.2, the Agent shall make available to the Borrower in like funds on such Borrowing Date the aggregate of the amounts so made available by such Banks by causing an amount of funds equal to such aggregate amount received by the Agent to be credited to the account of the Borrower at such office as specified by the Borrower in writing.

          (c) After the Agent has been notified of the offers accepted by the Borrower pursuant to Section 4.6, the Agent shall notify all Banks of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the Borrower and the aggregate amount borrowed pursuant to such Bid Borrowing.

          4.8 Notification of Rates. Upon being notified by the Borrower of the amount of, and the applicable Interest Period for, any Offshore Rate Bid Loan, the Agent shall determine the Offshore Rate and give prompt notice to the Borrower and the relevant Bank or Banks thereof.

          4.9 Repayment of Bid Loans. Each Bid Loan shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto. The Borrower may not repay all or any portion of the principal amount of any Bid Loan prior to the maturity thereof without the consent of the Bank making such Bid Loan. Bid Loans may not be converted or continued.

          4.10 Interest on Bid Loans. (a) Subject to Section 4.10(c), the Bid Loans shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate per annum equal to the interest rate accepted pursuant to Section 4.6.

          (b) Subject to Section 4.10(c), interest shall be payable in arrears on each Interest Payment Date applicable to that Bid Loan. All computations of interest payable in respect of Bid Loans shall be made on the basis of a 360 day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest shall accrue during each period during which interest is computed from, and including, the first day thereof to, but excluding, the last day thereof.

          (c) Any principal payments on the Bid Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Bid Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is equal to the Base Rate plus 2% per annum.

          4.11 Utilization of Commitments. For purposes of Section 2.1, each outstanding Bid Loan shall be deemed to utilize the Commitment of each Bank by an amount equal to such Bank's Pro Rata Share times the amount of such Bid Loan.

          4.12 Use of Proceeds of Bid Loans. The Borrower shall use the proceeds of the Bid Loans for general corporate purposes, including Acquisitions and Restricted Payments.


          Section 5.  PAYMENTS IN GENERAL.

          5.1  Taxes.

          (a) Subject to Section 5.1(g), any and all payments by the Borrower to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, net of any tax credit in respect of excluded taxes arising from payment of nonexcluded taxes, being hereinafter referred to as "Taxes").

          (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Subject to Section 5.1(g), the Borrower shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.1) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

          (d) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to Section 5.1(g): (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.1) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (e) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:
(i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 12.6 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Borrower through the
Agent: (A) if any Lending Office is located in the United States, two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), and (B) if any Lending Office is located outside the United States, two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Bank changes its Lending Office or Offices or selects an additional Lending Office as herein provided, it shall with reasonable promptness deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) if such changed or additional Lending Office is located in the United States, two accurate and complete signed originals of Form 4224; or (B) otherwise, two accurate and complete signed originals of Form 1001, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Bank and if the delivery of the same be lawful, deliver to the Borrower through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and (iv) it shall, promptly upon the Borrower's reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

          (g) The Borrower will not be required to pay any additional amounts of Taxes or Other Taxes pursuant to Section 5.1 to any Bank for the account of any Lending Office of such Bank: (i) if the obligation to pay such additional amounts would not have arisen but for a failure or inability by such Bank to comply with its obligations under Section 5.1(f) in respect of such Lending Office; (ii) if such Bank shall have delivered to the Borrower a Form 4224 in respect of such Lending Office pursuant to Section 5.1(f)(i)(A), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or (iii) if the Bank shall have delivered to the Borrower a Form 1001 in respect of such Lending Office pursuant to Section 5.1(f)(i)(B), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

          (h) If the Borrower is required to pay additional amounts to any Bank or the Agent pursuant to Section 5.1(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

          (i)  The agreements and obligations of the Borrower contained in this
Section 5.1 shall survive the payment in full of all other Obligations.

          5.2 Payments by the Borrower. All payments of principal, interest and fees hereunder shall be in the same day funds and delivered to the Agent for credit to:

               Bank of America National Trust
               and Savings Association
               Attention:  Agency Management Services #5596
               ABA No. 121-000-358
               Bancontrol Account No. 12331-14194
               Reference:  Anthony Industries, Inc.

not later than 11:00 A.M. (San Francisco time) on the date due; funds received by the Agent after that time shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

          5.3 Apportionment and Application of Payments. Payments of principal and interest in respect of Committed Loans and, to the extent payments are made by the Borrower after payments have been made by the Banks, pursuant to Section 3.2, payments in reimbursement of drawings under the Letters of Credit, and payments of the Commitment fee shall be apportioned ratably among the Banks, in each case proportionately to their respective Pro Rata Shares. Payments of principal and interest in respect of Swing Line Loans and the interest payable to the Issuing Bank as set forth in Section 3.2 shall be paid to the Swing Line Bank and Issuing Bank, respectively. Notwithstanding the foregoing provisions of this
Section 5.3, if any Notice of Committed Borrowing is withdrawn as to any Bank pursuant to Section 5.5 or 5.8 or if any such Bank makes Base Rate Loans in lieu of its Pro Rata Share of the Offshore Rate Loans, the Agent shall give effect thereto in apportioning payments received thereafter. Unless otherwise specified in a notice from the Borrower to the Agent (which notice will be promptly transmitted to the Banks), each Bank's share of all payments received by the Agent shall be applied first to Base Rate Loans of that Bank to the full extent thereof before application to Offshore Rate Loans. In the event that any Bank or the Issuing Bank is required for any reason to refund or repay to the Borrower or any other Person all or any portion of any amount remitted to it pursuant to this Agreement, such Bank or the Issuing Bank shall notify the Agent of such amount, who shall notify each Bank of its Pro Rata Share thereof. The Banks shall promptly remit such amount to the Agent for the account of such Bank or the Issuing Bank.

          5.4 Payments on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of the interest hereunder or payment of the commitment fees or other fees hereunder, as the case may be; provided that, in the event that the day on which payment relating to an Offshore Rate Loan or an Offshore Rate Bid Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

          5.5  Illegality.

          (a) If any Bank shall determine that the introduction after the Closing Date of any Requirement of Law or any change after the Closing Date in or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans or Offshore Rate Bid Loans, then, on notice thereof by the Bank to the Borrower through the Agent, the obligation of the Bank to make Offshore Rate Loans or Offshore Rate Bid Loans shall be suspended until the Bank shall have notified the Agent and the Borrower that the circumstances giving rise to such determination no longer exists and such Bank's Committed Loans shall be made as Base Rate Loans.

          (b) If a Bank shall so determine that it is unlawful to maintain any Offshore Rate Loan or Offshore Rate Bid Loans, the Borrower shall convert in full all Offshore Rate Loans or Offshore Rate Bid Loans of the Bank then outstanding into Base Rate Loans, and pay interest accrued and unpaid thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans or Offshore Rate Bid Loans to such day, or promptly, if the Bank may not lawfully continue to maintain such Offshore Rate Loans or Offshore Rate Bid Loans, and the Borrower shall pay any amounts required to be paid in connection therewith pursuant to Section 5.7.

          (c) Before giving any notice to the Agent pursuant to this Section 5.5, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans or Offshore Rate Bid Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

          5.6 Increased Costs and Reduction of Return. (a) If any Bank shall determine that, due to either (i) the introduction after the Closing Date of or any change after the Closing Date in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued after the date hereof, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or Offshore Rate Bid Loans, then the Borrower shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs. The determination by the Issuing Bank or any Bank, as the case may be, of any amount due pursuant to this Section 5.6(a) as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

          (b) If any Bank shall have determined that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change after the Closing Date therein or in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority issued after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligation under this Agreement, then, upon demand of such Bank, the Borrower shall immediately pay to the Bank, from time to time, additional amounts sufficient to compensate the Bank for such increase. The determination by the Issuing Bank or any Bank, as the case may be, of any amount due pursuant to this Section 5.6(b) as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

          5.7 Funding Losses. The Borrower agrees to reimburse each Bank and to hold each Bank harmless from any loss or expense which the Bank may sustain or incur (excluding the loss of anticipated profits) from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or Offshore Rate Bid Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained as a consequence of: (a) the failure of the Borrower to make any prepayment of principal of any Offshore Rate Loan or Offshore Rate Bid Loan or to make any payment after any acceleration thereof;
(b) the failure of the Borrower to borrow, continue or convert a Committed Loan after the Borrower has given (or is deemed to have given) a Notice of Committed Borrowing or a Notice of Conversion/ Continuation; (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 2.9; or (d) the prepayment or conversion of an Offshore Rate Loan or an Offshore Rate Bid Loan on a day which is not the last day of the Interest Period with respect thereto. This covenant shall survive the payment in full of all other Obligations.

          5.8 Inability to Determine Rates. If Bank of America shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or Offshore Rate Bid Loan or if the Requisite Banks advise the Agent that the Offshore Rate applicable for any requested Interest Period with respect to a proposed Offshore Rate Loan, Offshore Rate Bid Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, Bank of America shall notify the Agent who will forthwith give notice of such determination to the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Bid Loans or Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Requisite Banks revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Committed Borrowing or Notice of Conversion/ Continuation then submitted by it. A Competitive Bid Request shall be deemed automatically revoked. If the Borrower does not revoke such notice with respect to Committed Loans, the Banks shall make, convert or continue the Committed Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

          5.9 Payments by Banks. Unless the Agent shall have received notice from a Bank at least one Business Day prior to the date of any proposed Borrowing (or, with respect to Borrowings comprised of Base Rate Loans or Absolute Rate Bid Loans, prior to the Agent funding such Borrowing on such Borrowing Date) that such Bank will not make available to the Agent for the account of the Borrower the amount of that Bank's Loan, the Agent may assume that each Bank has made such amount available to the Agent on the Borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall within two Business Days following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this Section 5.9 shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two Business Days following the date of such Borrowing, the Agent shall notify the Borrower of such failure to fund and, upon demand by the Agent the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to such Loan.


          Section 6. CONDITIONS TO EFFECTIVENESS OF AGREEMENT AND EXTENSIONS OF CREDIT.

          6.1 Conditions of Initial Loans. The obligation of each Bank to make its first Loan hereunder, the Issuing Bank to issue its initial Letter of Credit hereunder (unless issued on a date after the first Loan hereunder) and the Banks to purchase their respective Letter of Credit Risk Participations in any such Letter of Credit (unless such Letter of Credit is issued on a date after the first Loan hereunder) is subject to condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and its counsel and in sufficient copies for each Bank and the Issuing Bank:

          (a) Credit Agreement. This Agreement executed by the Borrower, the Agent and each of the Banks.

          (b)  Resolutions; Incumbency.

               (i) Copies of the resolutions of the board of directors or the executive committee of the board of directors of the Borrower approving and authorizing the execution, delivery and performance by the Borrower of this Agreement, the other Loan Documents to be delivered hereunder and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Borrower, certifying the names and true signatures of the officers of the Borrower authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder.

          (c) Articles of Incorporation; By-laws and Good Standing. Each of the following documents:

               (i) the articles or certificate of incorporation of the Borrower as in effect on the Closing Date, certified by the Secretary of State of the State of incorporation of the Borrower as of a recent date and by the Secretary or Assistant Secretary of the Borrower as of the Closing Date and the bylaws of the Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Borrower as of the Closing Date; and

               (ii) a good standing certificate for the Borrower from the Secretary of State of its state of incorporation and the States of California, South Carolina and Washington as of a recent date, together with bring-down certificate by telex or telecopy, dated as of a recent date.

          (d) Legal Opinions. An opinion of Gibson, Dunn & Crutcher, and addressed to the Agent and the Banks in form and substance satisfactory to the Banks.

          (e) Payment of Fees. The Borrower shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable attorney fees, costs and expenses (including the allocated cost of Agent's inhouse counsel and staff) to the extent invoiced prior to or on the Closing Date, together with such additional amounts of such fees, costs and expenses as shall constitute the Agent's reasonable estimate of such reasonable fees, costs and expenses incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Agent; including any such costs, fees and expenses arising under or referenced in Section 2.12;

          (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that: (i) the representations and warranties contained in Section 7 are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists on the Closing Date; and (iii) since December 31, 1995, there has been no change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

          (g) Compliance Certificate. A Compliance Certificate signed by a Responsible Officer, dated as of the Closing Date, calculated as of the fiscal year ending December 31, 1995.

          (h) Financial Statements. A copy of the financial statements of the Borrower and its Restricted Subsidiaries referred to in Section 7.5.

          (i) Termination of Existing Agreements. The Existing Agreements shall have been, or concurrently herewith are being, terminated, and all amounts due and owing thereunder shall have been, or concurrently herewith are being, paid in full.

          (j) Transfer and Administration Agreement. The Transfer and Administration Agreement shall have been duly executed and delivered and shall have become effective.

          (k) Projections. Financial projections for the Borrower and its Restricted Subsidiaries through the Maturity Date in form and substance satisfactory to the Banks.

          (l) Other Documents. Such other approvals, opinions or documents as any Bank may reasonably request.

          6.2 Conditions to all Borrowings. The obligation of each Bank to make any Loan hereunder (including its initial Loan), the Issuing Bank to issue any initial Letters of Credit hereunder and the Banks to purchase their respective Letter of Credit Risk Participations in any such Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

          (a) Notice of Committed Borrowing. Except as provided in Section 2.10(d) or Section 3.2, with respect to borrowings of Committed Loans, the Agent shall have received a Notice of Committed Borrowing.

          (b) Continuation of Representations and Warranties. The representations and warranties made by the Borrower contained in Section 6 shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date.

          (c)  No Existing Default. No Default or Event of

Default shall exist or shall result from such Borrowing.

Each Borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder as of each such date that the conditions in this Section 6.2 have been satisfied.

          6.3 Conditions to Issuing, Extending and Increasing Letters of Credit. The obligation of the Issuing Bank to issue each Letter of Credit hereunder and to amend any Letter of Credit to extend its term or to increase its stated amount is subject to the prior or concurrent satisfaction of all of the following conditions:

          (a) The Agent and the Issuing Bank shall have received, in accordance with the provisions of Section 3.1(b), a Letter of Credit Application requesting the issuance or such amendment of such Letter of Credit, all other information specified in Section 3.1(b), and such other documents as the Issuing Bank may reasonably require in connection with the issuance or amendment of such Letter of Credit.

          (b) All conditions precedent as the Issuing Bank may reasonably require in connection with the issuance or such amendment of such Letter of Credit shall be satisfied.

          (c) All conditions precedent described in Section 6.2(b) and (c) shall be satisfied on such Borrowing Date to the same extent as though the issuance or amendment of such Letter of Credit were the making of a Loan.


          Section 7.  REPRESENTATIONS AND WARRANTIES

          In order to induce the Banks, the Issuing Bank and the Agent to enter into this Agreement and to make any extension of credit hereunder, the Borrower represents and warrants to each Bank, the Issuing Bank and the Agent that the following statements are true, correct and complete:

          7.1 Corporate Existence and Power. The Borrower and each of its Restricted Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(b) has the corporate power and authority to own its assets, carry on its business and to execute, deliver and perform its obligations under the Loan Documents; and (c) is duly qualified as a foreign corporation or licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified, licensed or in good standing could not reasonably be expected to cause a Material Adverse Effect.

          7.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower, and its Restricted Subsidiaries of this Agreement and any other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action and do not and will not:
(a) contravene the terms of that Person's certificate of incorporation, bylaws or other organization document; (b) conflict with or result in any breach or contravention of, or the creation of any material Lien under, any Contractual Obligation, injunction, order or decree to which such Person is a party; or (c) violate any material Requirement of Law. This Agreement and each other Loan Document has been duly executed and delivered by the Borrower and each Restricted Subsidiary which is a party hereto or thereto.

          7.3 Binding Effect. This Agreement and each other Loan Document to which the Borrower or any of its Restricted Subsidiaries is a party constitute the legal, valid and binding obligations of each respective Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          7.4 Restricted Subsidiaries. Schedule 7.4 attached hereto, as updated from time to time by written notice from Borrower to Agent, states the name of each of the Borrower's Subsidiaries, its jurisdiction and the percentage of its Voting Stock owned by the Borrower and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of Schedule 7.4 constitute Restricted Subsidiaries. The Borrower and each Restricted Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Restricted Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

          7.5 Financial Statements. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1995, and the consolidated statement of income and shareholders' equity and cash flows for the fiscal year ended on said date, accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Borrower and otherwise without qualification, by Ernst & Young, have been prepared in accordance with GAAP, consistently applied, and present fairly the financial position of the Borrower and its Consolidated Subsidiaries as of such date and the results of their operations and cash flows for such period in accordance with GAAP. The unaudited consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 1995, and the unaudited consolidating statements of income and shareholders' equity and cash flows for the year ended on said date prepared by the Borrower have been prepared in accordance with GAAP, consistently applied.

          (b) Since December 31, 1995, there has been no change in the condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes which individually or in the aggregate have not had a Material Adverse Effect.

          7.6 Indebtedness. Schedule 7.6 attached hereto correctly describes all Indebtedness, including Funded Debt, material Capitalized Leases and letters of credit of the Borrower and its Restricted Subsidiaries outstanding on the date indicated thereon.

          7.7  Disclosure. Neither the financial statements referred to in
Section 7.5 nor any other written statement furnished by the Borrower to any Bank or the Agent in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading as of their respective dates; provided, however, that with respect to any financial projections contained therein, the Borrower represents only that such projections were prepared in good faith based on assumptions determined by the Borrower as reasonable and appropriate. There is no fact peculiar to the Borrower or its Restricted Subsidiaries which the Borrower has not disclosed to any Bank or the Agent in writing which materially affects adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole.

          7.8 Pending Litigation. There are no proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

          7.9 Title to Properties. The Borrower and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in Section 7.5, except for sales or other dispositions not in violation of Section 9.3 and except for Permitted Liens.

          7.10 Patents and Trademarks. The Borrower and each Restricted Subsidiary owns or has the right to use all the material patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

          7.11 Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, which has not been obtained is necessary in connection with the execution and delivery by the Borrower of the Loan Documents or compliance by the Borrower with any of the provisions of the Loan Documents.

          7.12 Taxes. All tax returns required to be filed by the Borrower or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, except tax returns as to which the failure to file would not reasonably be expected to have a Material Adverse Effect, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1991, either the period of limitations on assessment of additional Federal income tax has expired or the Borrower and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. Except as disclosed on Schedule 7.12 attached hereto, as updated from time to time by written notice from Borrower to Agent, the Borrower does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Borrower threatened. The provisions for taxes on the books of the Borrower and each Restricted Subsidiary are adequate in accordance with GAAP for all open years, and for its current fiscal period.

          7.13 Use of Proceeds. The Borrower shall use the proceeds of the Loans solely for working capital and other general corporate purposes not in contravention in any material respect of any material Requirement of Law, including Acquisitions and Restricted Payments. None of the transactions contemplated in the Loan Documents (including, without limitation thereof, the use of proceeds of the Loans) will violate or result in a violation of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Borrower nor any Restricted Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U other than the capital stock of the Borrower.

          7.14 ERISA. To the Borrower's knowledge, the consummation of the transactions provided for herein and compliance by the Borrower with the provisions hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained. Each Qualified Plan complies in all material respects with all applicable statutes and governmental regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Qualified Plan, (b) neither the Borrower nor any ERISA Affiliate has withdrawn from any Multiemployer Plan, and (c) no steps have been instituted to terminate any Qualified Plan in a distress termination under
Section 4041(c) of ERISA or a termination issued by the PBGC under Section 4042 of ERISA. No condition exists or event or transaction has occurred in connection with any Qualified Plan which would result in the incurrence by the Borrower or any ERISA Affiliate or any liability, fine or penalty which would have a material adverse effect on the financial condition of the Borrower. No Qualified Plan maintained by the Borrower or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in
Section 302 of ERISA nor does the present value of all benefits vested under all Qualified Plans exceed, as of the last annual valuation date, the value of the assets of the Qualified Plans allocable to such vested benefits based on the assumptions contained in the most recent actuarial valuation report for the Qualified Plan by an amount greater than $500,000 in the aggregate. Neither the Borrower nor any ERISA Affiliate has any contingent liability in excess of $1,500,000 with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) that is required to be reflected on the Borrower's financial statements under FASB 106, except as has been disclosed to the Agent in writing. Neither the Borrower nor any Restricted Subsidiary is part of any Multiemployer Plan.

          7.15 Compliance with Law. Neither the Borrower, nor any Restricted Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole, or impair the ability of the Borrower to perform its obligations contained in any Loan Document. Neither the Borrower nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal where such default could reasonably be expected to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

          7.16 Compliance with Environmental Laws. Neither the Borrower nor any Restricted Subsidiary is in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 7.16, as updated from time to time by written notice from Borrower to Agent with the consent of the Majority Banks, the Borrower does not know of any liability or class of liability of the Borrower or any Restricted Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) which liability could reasonably be expected to have a Material Adverse Effect.

          7.17 Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any Restricted Subsidiary of the Borrower, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          7.18 No Burdensome Restrictions. Neither the Borrower, nor any of its Restricted Subsidiaries is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law which could reasonably be expected to have a Material Adverse Effect.

          7.19 Labor Relations. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Restricted Subsidiaries, or , to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Restricted Subsidiaries, and no unfair labor practice complaint is pending against the Borrower or any of its Restricted Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority, which, in each case, could reasonably be expected to cause a Material Adverse Effect.

          7.20 Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried on by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Restricted Subsidiary operates.

          7.21 No Restrictions on Restricted Subsidiaries. Neither the Borrower nor any Restricted Subsidiary has entered into, or committed to enter into, any agreement or understanding that could limit or restrict any Restricted Subsidiary making or declaring any dividends, either in cash or property, to the Borrower, repaying or prepaying any Indebtedness owing to the Borrower, or making any Investment in the Borrower.


          Section 8.  AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees that, so long as any Bank or the Issuing Bank shall have any Commitment hereunder, or any Letter of Credit or Obligation shall remain unpaid, unless the Requisite Banks waive compliance in writing:

          8.1 Financial Statements. The Borrower shall deliver to the Agent in form and detail satisfactory to the Requisite Banks, with copies for each Bank:

          (a) Quarterly Statements. As soon as available and in any event within 50 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

          (1) consolidated and consolidating balance sheets of the Borrower and the Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

          (2) consolidated and consolidating statements of income of the Borrower and the Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

          (3) consolidated and consolidating statements of cash flows of the Borrower and the Restricted Subsidiaries for each quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all certified by an appropriate Responsible Officer as being to the best of such officer's knowledge complete and correct and fairly presenting, in accordance with GAAP (except for the use of abbreviated footnotes of the type required by the Securities and Exchange Commission to be included in quarterly reports on Form 10-Q), the financial position and the results of operations of the Borrower and the Restricted Subsidiaries.

          (b) Annual Statements. As soon as available and in any event within 105 days after the close of each fiscal year of the Borrower, copies of:

          (1) consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year, and

          (2) consolidated and consolidating statements of income and retained earnings and cash flows of the Borrower and its Restricted Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied, with respect to the Borrower and its Restricted Subsidiaries, by a report thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of operations and cash flows for said year in conformity with GAAP and that the audit of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards;

          (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Borrower or any Restricted Subsidiary and any management letter received from such accountants;

          (d) SEC and Other Reports. Promptly upon their becoming sent or filed, one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Borrower or any Restricted Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any material proceedings to which the Borrower or any of its Restricted Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Borrower or any of its Restricted Subsidiaries;

          (e) ERISA Reports. Notice of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event: (i) an ERISA Event; (ii) a material increase in the Unfunded Pension Liability of any Pension Plan; (iii) the adoption of, or the commencement of contributions to, any Plan subject to
Section 412 of the Code by the Borrower or any ERISA Affiliate; or (iv) the adoption of any amendment to a Plan subject to Section 412 of the

Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

          (f) Compliance Certificates. Within the periods provided in paragraphs (a) and (b) above, a Compliance Certificate signed by a Responsible Officer;

          (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, (i) the Borrower is in compliance with Sections 9.11, 9.12, 9.13 and 9.14(a)(5) as of the end of such year and (ii) anything came to their attention that caused them to believe that the Borrower failed to comply with the terms, covenants, provisions or conditions of Section 9.14 (excluding Section 9.14(a)(5)) insofar as they relate to accounting matters, and if any such condition or event then exists, specifying the nature and period of existence thereof; and

          (h) Requested Information. With reasonable promptness, such other data and information as the Agent or any Bank may reasonably request and which may be furnished without unreasonable expense to the Borrower.

          8.2  Notices. The Borrower shall promptly notify the Agent and each
Bank:

          (a) upon becoming aware of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default and the action which the Borrower is taking or proposes to take with respect thereto;

          (b) upon becoming aware of any (i) breach or non-performance of, or any default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries which could reasonably be expected to result in a Material Adverse Effect;

          (c) upon becoming aware of the commencement of, or any material development in, any litigation, dispute, litigation, investigation, proceeding or suspension affecting the Borrower or any Restricted Subsidiary (i) in which the amount of damages claimed is $15,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or any material portion of the operations of the Borrower or any of its Restricted Subsidiaries;

          (d) upon, but in no event later than ten business days after, receipt of notice of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any Restricted Subsidiary or any of their properties pursuant to any applicable Environmental Laws and (ii) all other Environmental Claims which, in the case of each of clauses (i) and (ii) could reasonably be expected to have a Material Adverse Effect;

          (e) upon becoming aware of any other litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries which the Borrower would be required to report to the Securities and Exchange Commission pursuant to the Exchange Act, within four days after reporting the same to the Securities and Exchange Commission;

          (f)  upon becoming aware of any Material Adverse Effect; and

          (g) promptly upon becoming aware of any labor controversy resulting in or threatening to result in any material strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any Restricted Subsidiary.

Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action, if any, the Borrower proposes to take with respect thereto.

          8.3 Corporate Existence, Etc. The Borrower will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transactions permitted by Section 9.3 or prevent the dissolution, liquidation, merger or other disposition of Subsidiaries not holding any assets.

          8.4 Insurance. The Borrower shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. Upon request of the Agent or any Bank, the Borrower shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a copy of all insurance policies maintained by the

Borrower and its Restricted Subsidiaries and a certificate of a Responsible Officer of the Borrower (and, if requested by the Agent or any Bank, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Restricted Subsidiaries in accordance with this Section 8.4 (and which, in the case of a certificate of a broker, were placed through such broker).

          8.5 Taxes, Claims for Labor and Materials, Compliance with Laws. The Borrower will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Borrower or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Borrower or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Borrower or such Restricted Subsidiary; provided, however, that the Borrower or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Borrower or such Restricted Subsidiary or any material interference with the use thereof by the Borrower or such Restricted Subsidiary, and the Borrower or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto in accordance with GAAP or (ii) the failure to pay any such tax, assessment, charge, levy, account payable or claim could not reasonably be expected to (A) materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole or (B) impair the ability of the Borrower to perform its obligations hereunder. Neither the Borrower nor any Restricted Subsidiary shall violate any law, ordinance or governmental rule and regulation to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, if such violation could reasonably be expected to materially and adversely affect the properties, business, prospects, profits or condition of the Borrower and its Restricted Subsidiaries taken as a whole or would result in any Lien not permitted under Section 9.1.

          8.6 Maintenance, Etc. The Borrower will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

          8.7 Payment of Obligations. Subject to Section 8.5, the Borrower shall, and shall cause its Restricted Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective material obligations and liabilities, including all material Indebtedness as and when due and payable but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          8.8 Environmental Laws. Upon the written request of the Agent or any Bank, the Borrower shall submit and cause each of its Restricted Subsidiaries to submit, to the Agent with sufficient copies for each Bank, at the Borrower's sole cost and expense, at reasonable intervals, but in any event no more frequently than quarterly, a report providing an update of the status of any environmental compliance, hazard or liability issue identified in any notice or report required pursuant to Section 8.2(d), that could, individually or in the aggregate, reasonably be expected to result in liability in excess of $5,000,000.

          8.9 Inspection of Property and Books and Records. The Borrower shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries which will allow for preparation of financial statements in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Restricted Subsidiaries. The Borrower will permit, and will cause each of its Restricted Subsidiaries to permit, representatives of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Borrower.


          Section 9.  NEGATIVE COVENANTS

          The Borrower covenants and agrees that, so long as any Bank or the Issuing Bank shall have any Commitment hereunder, or any Letter of Credit or Obligation shall remain unpaid, unless the Requisite Banks waive compliance in writing:

          9.1 Limitation on Liens. The Borrower will not, nor will it permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except the following ("Permitted Liens"):

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of carriers, warehousemen, landlords, mechanics and materialmen, provided payment thereof is not at the time required by Section 8.5;

          (b) Liens of or resulting from any judgment or award the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

          (c) Liens incidental to the conduct of business or the ownership of assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehouseman's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Restricted Subsidiaries;

          (e) Liens securing Indebtedness of a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary;

          (f) Liens existing as of Closing Date and reflected in Schedule 9.1 hereto;

          (g) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Borrower or a Restricted Subsidiary (or to secure indebtedness incurred solely for the purpose of financing the initial acquisition of any such fixed assets to be subject to such Lien), including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Borrower or a Restricted Subsidiary shall not exceed an amount equal to (x) 100% in the case of fixed assets which are personal property (including Capitalized Leases of fixed assets which are personal property) or (y) 80% in the case of fixed assets which are real property, of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Borrower), and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 9.14;

          (h) Liens in connection with a single Permitted Accounts Receivable Financing Facility;

          (i) extensions and renewals of Liens described in paragraphs (f), (g) and (h) of this Section 9.1, provided that (i) such Liens shall not be extended to other property of the Borrower or any Restricted Subsidiary, and (ii) the principal amount of Indebtedness secured thereby shall not be increased over the principal amount thereof outstanding immediately prior to such extension or renewal;

          (j) Liens not otherwise permitted by this Section 9.1 incurred in connection with the incurrence of additional secured Funded Debt permitted by Section 9.14(a)(4);

          (k) Liens securing Indebtedness of Restricted Subsidiaries to the extent such Indebtedness is permitted under Section 9.14(a)(4) or 9.14(a)(5); and

          (l) Liens resulting from or consisting of Capitalized Leases and Operating Leases to the extent such leases are otherwise permitted hereunder.

          9.2 Restricted Payments. The Borrower will not, nor will it permit any Restricted Subsidiary to, make any Restricted Payment if after giving effect thereto any Event of Default shall have occurred and be continuing or the aggregate amount of Restricted Payments made during the period from and after October 1, 1995 to and including the date of the making of the Restricted Payment in question would exceed the sum of (x) $8,000,000 plus (y) 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or, if such Consolidated Net Income is a deficit figure, then minus 100% of the deficit) plus (z) the aggregate net cash proceeds to the Borrower from the issue or sale of other shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its capital stock during said period (other than the net cash proceeds to the Borrower pursuant to clause (o) of the definition of "Permitted Investments").

          The Borrower may, notwithstanding the preceding paragraph, pay any dividend that would have been permitted to be paid on the date on which it was declared; provided that the Borrower will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

          For the purposes of this Section 9.2, (i) the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Borrower) of such property at the time of the making of the Restricted Payment in question and (ii) on the date which is twelve months after the date on which a corporation becomes a Restricted Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time and such Investments will not be taken into account for purposes of this Section 9.2 prior to such time.

          9.3 Mergers, Consolidations and Sales of Assets. (a) The Borrower will not, nor will it permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of (including by means of merger or consolidation) all or any substantial part (as defined in paragraph (e) of this Section 9.3) of the assets of the Borrower and the Restricted Subsidiaries; provided, however, that:

          (1) any Restricted Subsidiary may merge or consolidate (i) with or into the Borrower or any wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation or (ii) with any other Person provided that such merger or consolidation does not constitute a sale, lease or other disposition of a substantial part of the assets of the Borrower and the Restricted Subsidiaries;

          (2) the Borrower may consolidate or merge with any other corporation if (i) the Borrower shall be the surviving or continuing corporation and (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing; and

          (3) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Borrower or any wholly-owned Restricted Subsidiary.

          (b) The Borrower will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 9.3, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Borrower or a wholly-owned Restricted Subsidiary, except for (i) the purpose of qualifying directors,
(ii) in satisfaction of the validly preexisting preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Borrower and/or a Restricted Subsidiary whereby the Borrower and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary or (iii) any such issuance or sale if an amount equal to the net proceeds of which are used to prepay Funded Debt of the Borrower or any Restricted Subsidiary with a pro rata portion of such proceeds offered to prepay the Committed Loans.

          (c) The Borrower will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a wholly-owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

          (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Borrower and by every other Restricted Subsidiary shall be sold, transferred or disposed of in an entirety;

          (2) the Board of Directors of the Borrower shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Borrower;

          (3) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

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

          (4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Borrower or any other Restricted Subsidiary not being simultaneously disposed of; and

          (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Borrower and its Restricted Subsidiaries.

          (d) Borrower may enter into a single Permitted Accounts Receivable Financing Facility.

          (e) As used in this Section 9.3, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Restricted Subsidiaries or divisions (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 15% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal year. For purposes of making any determination of "substantial part", a sale, lease or other disposition of assets shall be excluded from any computation thereof if the net proceeds of such sale, lease or other disposition are held in an account which is segregated from all other accounts and funds of the Borrower and identified as holding such proceeds, provided that such proceeds are applied within one year after such sale, lease or other disposition to either (i) purchase other fixed or capital assets useful and intended to be used in the business of the Borrower or a Restricted Subsidiary, or (ii) prepay Committed Loans or cash collateralize Letters of Credit hereunder.

          9.4 Transactions with Affiliates. The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate, but excluding intercompany transactions with any wholly-owned Restricted Subsidiary), except (i) employment, consulting and other compensation arrangements with the officers and directors of the Borrower and
(ii) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon terms no less favorable to the Borrower or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

          9.5 Termination of Pension Plans. The Borrower will not, nor will it permit any ERISA Affiliate to, withdraw from any Multiemployer Plan if such withdrawal would result in withdrawal liability (as described in Part I of Subtitle E of Title IV of

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

ERISA) which is currently owing which could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole. The Borrower and any ERISA Affiliate will not permit any employee benefit plan maintained by it to be terminated if such termination could result in the imposition of a Lien on any property of the Borrower or any ERISA Affiliate pursuant to Section 4068 of ERISA.

          9.6 Nature of Business. The Borrower will not, nor will it permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Restricted Subsidiaries on the date of this Agreement. No transaction or series of transactions permitted under Section 9.3 or constituting Permitted Investments shall be deemed to violate this Section 9.6.

          9.7 Compliance with ERISA. The Borrower will not directly or indirectly, nor will it permit any ERISA Affiliate directly or indirectly, (i) to terminate in a distress termination under Section 4041 of ERISA, any Plan subject to Title IV of ERISA so as to result in any material liability to the Borrower or any ERISA Affiliate, (ii) to permit to exist any ERISA Event or any other event or condition, which presents the risk of a material liability of the Borrower or any ERISA Affiliate, or (iii) to make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Borrower or any ERISA Affiliate. For purposes of this Section 9.7, "material liability" means any liability which materially and adversely effects the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole.

          9.8 Operating Leases. The Borrower will not, nor will it permit any Restricted Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under any Operating Leases, except for

          (a) Operating Leases of the Borrower and its Restricted Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof that does not increase the rental payments therefor; and

          (b) after the Closing Date, Operating Leases other than those permitted under Section 9.8(a) entered into by the Borrower or any of its Restricted Subsidiaries, provided that the aggregate annual rental payments for all such Operating Leases shall not exceed in any fiscal year $10,000,000.

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

          9.9 Loans and Investments. The Borrower will not, nor will it suffer or permit any Restricted Subsidiary to, make any Investment in any Person including any Affiliate of the Borrower, except for Permitted Investments.

          9.10 Acquisitions. The Borrower will not, nor will it suffer or permit any Restricted Subsidiary to, make any Acquisitions, except the Borrower and any Restricted Subsidiaries may make Acquisitions; provided that (a) the aggregate consideration paid (including, without limitation, liabilities incurred) for all Acquisitions does not exceed fifty percent (50%) of Consolidated Tangible Net Worth during any 12-month period; (b) such Acquisitions are not opposed by the board of directors or management of any Person or business to be acquired; and
(c) the total consideration paid (including, without limitation, liabilities incurred or assumed) for any one Acquisition or any series of Acquisitions related to the same transaction does not exceed $20,000,000.

          9.11 Consolidated Tangible Net Worth. The Borrower will not permit its Consolidated Tangible Net Worth at any time during any fiscal quarter to be less than $135,000,000 plus 50% of each fiscal quarter's Consolidated Net Income (with no deduction for losses) commencing October 1, 1995 plus 75% of any Net Issuance Proceeds since October 1, 1995.

          9.12 Leverage Ratio. The Borrower shall not permit the Leverage Ratio to exceed .50 to 1.00 at any time.

          9.13 Fixed Charge Coverage Ratio. The Borrower will not permit its ratio of Cash Flow Available for Fixed Charges to Fixed Charges for any period of four consecutive fiscal quarters of the Borrower to be less than 1.40 to 1.00 at any time through and including September 30, 1996, and (b) 1.50 to 1.00 at any time thereafter.

          9.14 Limitations on Indebtedness. (a) The Borrower will not, nor will it permit any Restricted Subsidiary to, create, assume, suffer to exist or incur or in any manner become liable in respect of any Indebtedness for borrowed money or other Indebtedness described in clauses (i) through (v) of the definition thereof, except:

          (1)  Obligations hereunder;

          (2) Indebtedness outstanding under the Note Agreement not exceeding $40,000,000 in the aggregate;

          (3) Indebtedness under a single Permitted Accounts Receivable Financing Facility;

          (4) Secured Funded Debt not exceeding 10% of Consolidated Net Worth at any time;

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

          (5) Indebtedness for borrowed money of the Restricted Subsidiaries not exceeding $30,000,000 in the aggregate at any one time; provided, however, that any such Indebtedness which is secured Funded Debt shall not, when aggregated with any outstanding secured Funded Debt permitted by subsection (4) above, exceed 10% of Consolidated Net Worth at any time;

          (6) Indebtedness of a Restricted Subsidiary to the Borrower or to a wholly-owned Restricted Subsidiary;

          (7) Guaranties of the Borrower and Restricted Subsidiaries which are limited in amount to a stated maximum dollar exposure; and

          (8) Other unsecured Indebtedness of the Borrower to the extent permitted by Section 9.12.

          (b) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 9.14 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

          9.15 No Restrictions on Restricted Subsidiaries. The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into, or commit to enter into, any agreement or understanding that could limit or restrict any Restricted Subsidiary making or declaring any dividends, either in cash or property, to the Borrower, repaying or prepaying any Indebtedness owing to the Borrower, or making any Investment in the Borrower.

          9.16 Accounting Changes. The Borrower will not, nor will it permit any Restricted Subsidiary to (i) make any significant changes in accounting, except as may be allowed or required by GAAP and only if the impact of such changes are disclosed and quantified in a note to the Borrower's financial statements, or
(ii) change the fiscal year of the Borrower or any of its Restricted
Subsidiaries.


          Section 10. EVENTS OF DEFAULT

          10.1 Events of Default. Any of the following events shall constitute an "Event of Default":

          (a) The Borrower fails to pay any amount of principal of any Loan when due, fails to pay any interest on any Loan or Letter of Credit Borrowing when due, fails to pay any amount payable to the Issuing Bank in reimbursement of any drawing under any Letters of Credit when due, or fails to pay any other fees or any other amount payable hereunder or pursuant to any other Loan Document within three days of when due; or

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

          (b) Any representation or warranty by the Borrower or any of its Restricted Subsidiaries herein, in any Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 10 business days after the earlier of (i) the day on which a Responsible Officer of the Borrower first obtains actual knowledge of such default, or (ii) the day on which notice thereof is given to the Borrower by the Agent; or

          (d) (i) Default shall be made in the payment when due (whether by lapse of time, by giving of notice, by declaration, by call for redemption or otherwise) under any indenture, agreement or other instrument for borrowed money (other than extensions of credit hereunder) under which any Indebtedness of the Borrower or any Restricted Subsidiary is outstanding in a principal amount greater than $5,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto; (ii) any event or condition shall occur under any indenture, agreement or other instrument for borrowed money under which any Indebtedness of the Borrower or any Restricted Subsidiary is outstanding in a principal amount greater than $5,000,000 and such event or condition shall continue and shall not have been waived and shall result in or enable (whether by giving of notice, by declaration, by call for redemption or otherwise) the holder of such Indebtedness of the Borrower or any Restricted Subsidiary to accelerate the maturity thereof or require the purchase thereof prior to its scheduled maturity; or (iii) there occurs under any Swap Contract any termination event, event of default or similar event (A) permitting or causing a party thereto (other than the Borrower or any Subsidiary) to terminate such Swap Contract early, or (B) causing such Swap Contract to terminate early, and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is or would be greater than $5,000,000;or

          (e) Final judgment or judgments for the payment of money aggregating in excess of $1,000,000 is or are outstanding against the Borrower and/or any Restricted Subsidiary or against any property or assets of either and such judgments have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 10 business days from the date of entry; or

          (f) The Borrower or any of its Restricted Subsidiaries (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course substantially as it is conducted

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

on the Closing Date except as permitted by Section 9.3; (iii) commences any Insolvency Proceeding or files any petition or answer consenting to any Insolvency Proceeding; (iv) acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effects a plan or other arrangement with its creditors; or (v) takes any action to effectuate any of the foregoing; or

          (g) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Restricted Subsidiary holding a substantial part of the assets of the Borrower and its Restricted Subsidiaries on a consolidated basis, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the assets of the Borrower and its Restricted Subsidiaries on a consolidated basis and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; or

          (h) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 5% of Tangible Net Worth; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds 5% of Tangible Net Worth; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of 5% of Tangible Net Worth; or

          (i) Any Event of Default shall occur under (and as defined in) the Note Agreement; or

          (j) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), other than an employee benefit or stock ownership plan of the Borrower, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the outstanding shares of common stock of the Borrower; or

          (k) there occurs any termination (other than a scheduled termination), liquidation, unwind or similar event or circumstance under any Permitted Receivables Purchase Facility, which permits any purchaser of receivables thereunder to cease purchasing such receivables and/or to apply all collections on previously purchased receivables thereunder to the repayment of such purchaser's interest in such previously purchased receivables; or

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

          10.2 Remedies. (a) Upon the occurrence of any Event of Default described in the foregoing clauses (f) and (g), each of (i) the unpaid principal amount of and accrued interest on the Loans, (ii) an amount equal to the Maximum Available Amount, and (iii) all amounts owing or payable hereunder or under any Loan Document (the sum of the amounts described in clauses (i), (ii) and (iii) being referred to hereafter as the "Accelerated Amounts") shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the obligation of each Bank to make any Loan and the obligation of the Issuing Bank to issue any Letters of Credit or increase the stated amount thereof or extend the expiration date thereof shall thereupon terminate, and

          (b) Upon the occurrence and during the continuation of any other Event of Default, the Requisite Banks may, or the Agent upon the written request of the Requisite Banks shall, by written notice to the Borrower, declare an amount equal to the Accelerated Amounts to be, and the same shall forthwith become, due and payable, and the obligation of each Bank to make any Loan and the obligation of the Issuing Bank to issue any Letters of Credit or increase the stated amount thereof or extend the expiration date thereof shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of the Banks to purchase a Letter of Credit Risk Participation as provided in Section 3.2.

          10.3 Cash Collateralization of Letters of Credit. So long as any Letters of Credit shall remain outstanding, any Accelerated Amounts with respect to the Letters of Credit when received by the Agent shall be held by the Agent in an interest bearing cash collateral account as cash collateral for the obligation of the Borrower to reimburse the Issuing Bank, and the Borrower hereby grants a security interest to the Agent in any such account. If there is any drawing under any Letter of Credit, the Agent shall apply through the Agent such amounts held by it to reimburse the Issuing Bank for the amount of such drawing. If the Letters of Credit are cancelled or expire or if the Maximum Available Amount is reduced, the Agent shall apply any excess in such cash collateral account first, to the payment in full of the outstanding Obligations, and second, to the extent of any excess, to the Borrower.

          10.4 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.


          Section 11.  THE AGENT.

          11.1 Appointment and Authorization. Each Bank hereby

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

irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          11.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any of its Restricted Subsidiaries or any officer thereof contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Restricted Subsidiaries.

          11.4 Reliance by Agent.

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other

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

experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Banks, or all Banks if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 6.1, each Bank that has executed this Agreement shall be deemed to have consented to or approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

          11.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Banks in accordance with Section 9; provided, however, that unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          11.6 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Restricted Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Restricted

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

Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

          11.7 Indemnification. The Banks agree to indemnify the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Borrower has not reimbursed the Agent for such expenses and is obligated to do so.

          11.8 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Borrower and its Restricted Subsidiaries and

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

Affiliates as though Bank of America were not the Agent hereunder and without notice to the Banks. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

          11.9 Successor Agent. The Agent may, and at the request of the Requisite Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor Agent for the Banks which successor Agent shall be approved by the Borrower. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, such resignation shall nonetheless be effective. At the end of such 30 days' notice period any successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 11 and Sections 12.4, 12.5 and 12.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


          Section 12.  MISCELLANEOUS.

          12.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Banks (and acknowledged by the Agent) and, with respect to any amendment, the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks (and acknowledged by the Agent) do any of the following: (a) increase the Commitment of any Bank or subject any Bank to any additional obligations; (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document; (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document; (d) change the Pro Rata Share of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder; (e) amend Section 6.1 or this
Section 12.1; provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Requisite Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the

Requisite Banks, affect the rights or duties of the Issuing Bank in its capacity as such under this Agreement or any other Loan Document.

          12.2 Notices. Except for telephonic notices expressly required or permitted by Sections 2.3, 2.4 and 3.2, all notices, requests and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted or delivered, if to the Borrower to its address specified on Schedule 12.2 hereto; if to any Bank, to its Domestic Lending Office specified on Schedule 12.2 hereto; and if to the Agent, to its address specified on Schedule 12.2 hereto; or, as to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party at such other address as shall be designated by such party in a written notice to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall be effective when delivered for overnight delivery, delivered to the telegraph company, transmitted by telecopier and confirmed by telephone, transmitted by telex and confirmed by telex answerback or delivered to the cable company, as applicable, or if delivered, upon delivery, except that written and telephonic notices pursuant to Section 2 or 4 shall not be effective until received by the Agent.

          12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          12.4 Costs and Expenses. The Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

          (a) reimburse the Agent on demand for all reasonable costs and expenses incurred in connection with the development, syndication, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to the Agent (and the allocated cost of internal counsel) with respect thereto;

          (b) reimburse each Bank and the Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the

Loans) under this Agreement, any Loan Document, and any such other documents, including fees and out-of-pocket expenses of counsel (and the allocated cost of internal counsel) to the Agent and to each of the Banks; and

          (c) reimburse the Agent on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) above.

          The undertaking in this Section shall survive the payment of all Obligations hereunder.

          12.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          12.6 Assignments, Participations, Etc.

          (a) Any Bank may, with the written consent of the Agent, and with the written consent of the Borrower at all times other than during the existence of an Event of Default, which consent of the Borrower shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees and, with notice to the Agent, but without the consent of the Agent, may assign to any of its wholly-owned bank Affiliates (each an "Assignee") all or any part of its Loans, Commitments and any other rights or obligations of such Bank hereunder in a minimum amount of $5,000,000; provided, however, any such assignment shall be of the same, and not a varying, ratable portion of all of such Bank's Obligations; provided, further, that the Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Bank and the Assignee and (ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent a Notice of Commitment Assignment Notice and Acceptance substantially in the form of Exhibit E ("Notice of Assignment and Acceptance"); and (iii) the processing fees of $2500 shall have been paid to the Agent. Each such assignment shall be of the same, and not a varying, percentage of all the assigning Bank's Commitments, Loans and other obligations under this Agreement. Any Bank may at any time assign all or any portion of its rights under this Agreement to any Affiliate of such Bank or a Federal Reserve Bank, but no such assignment shall release the transferor Bank from its obligations hereunder.

          (b) From and after the date that the Agent notifies the assignor Bank and the Assignee that it has received the

Notice of Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Notice of Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. The Commitments allocated to each Assignee shall reduce the Commitments of the assigning Bank pro tanto.

          (c) Any Bank may at any time sell to one or more banks or other entities (a "Participant"), participating interests in any Loans, the Commitments of that Bank or any other interest of that Bank hereunder; provided, however, that (i) the Bank's obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would directly affect any Obligation in which such Participant has purchased a participation and would require unanimous consent as described in the first proviso to Section 12.1. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (d) The Borrower authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Borrower or its Subsidiaries which has been delivered to Agent or the Banks pursuant to this Agreement or which has been delivered to the Agent or the Banks by the Borrower in connection with the Banks' credit evaluation of the Borrower prior to entering into this Agreement; provided that, unless otherwise agreed by the Borrower, such Transferee agrees in writing to such Bank to keep such information confidential.

          12.7 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each

Bank and Bank Affiliate is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or any Bank Affiliate to or for the credit or the account of the Borrower against any and all obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document and any Loan held by such Bank irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document. Each Bank and Bank Affiliate agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Bank or Bank Affiliate; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and any Bank Affiliate under this Section 12.7 are in addition to the other rights and remedies (including without limitation, other rights of set-off) which the Bank or such Bank Affiliate may have.

          12.8 Sharing of Payments, Etc. If, other than as provided in Section 5.1, 5.6 or 5.7, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) in excess of its Pro Rata Share of payments on account of the Committed Loans (other than payments to the Swing Line Bank on account of Swing Line Loans) obtained by all the Banks or (b) in excess of its ratable share of Bid Loans having the same Borrowing Date, Interest Payment Date and maturity date, such Bank shall forthwith (i) notify the Agent of such fact, and (ii) purchase from the other Banks such participations in the Committed Loans or Bid Loans, as applicable, made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's ratable share (according to the proportion of (A) the amount of such paying Bank's required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 12.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.7) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section 12.8 and shall in each case notify the Banks following any such purchases.

          12.9 General Indemnity. Except with respect to losses or expenses of the type described in Section 5.7, which are covered by such section, the Borrower shall pay, indemnify, and hold each Bank, the Issuing Bank, the Agent, each Bank Affiliate and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and out-of-pocket expenses of counsel and the allocated cost of internal counsel) of any kind or nature whatsoever incurred in connection with any investigative, administrative, arbitral or judicial proceeding relating to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans or the Letters of Credit, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The undertaking in this Section shall survive the payment of all Obligations hereunder.

          12.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office and its Domestic Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

          12.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

          12.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          12.13     Governing Law; Jurisdiction; Waiver of Jury Trial.

          (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

          (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWER, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

          (C) THE BORROWER, THE AGENT AND THE BANKS HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE BANK/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE AGENT, THE BANKS AND THE BORROWER EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE AGENT, THE BANKS AND THE BORROWER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          12.14 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Borrower, the Banks and the Agent and supersedes all prior agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for the fee letter referred in Section 2.12.

          12.15 Termination of Existing Agreements. The parties to the Existing Agreements hereby agree to terminate the

Existing Agreements provided all amounts due and owing thereunder shall have been, or concurrently herewith are being, paid in full.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   ANTHONY INDUSTRIES, INC.


                                   By:
                                   Title:

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Agent


                                   By:
                                   Title:

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as Issuing Bank


                                   By:
                                   Title:

                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION,
                                   as a Bank


                                   By:
                                   Title:

                                   CITICORP USA, INC.


                                   By:
                                   Title:

                                   NATIONSBANK OF TEXAS, N.A.


                                   By:
                                   Title:

                                   BANK OF AMERICA NW, N.A.
                                   (doing business as SeaFirst)


                                   By:
                                   Title:

                                   WACHOVIA BANK


                                   By:
                                   Title:

                                   EXHIBIT A

                     FORM OF NOTICE OF COMMITTED BORROWING



Bank of America National Trust
  and Savings Association, as Agent
Agency Management Services #5596
1455 Market Street, 13th Floor
San Francisco, CA  94103
Attention:  Leandro Balidoy


          Pursuant to Section 2.3 of that certain Credit Agreement dated as of
May   , 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Anthony Industries, Inc., a Delaware corporation (the "Borrower"), the banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"), this represents the undersigned's request to borrow on from the Banks, according to their respective Pro Rata Share,
$     as [Base Rate] [Offshore Rate] Loans. [The initial Interest period for such Offshore Rate is requested to be a -month period].

          The undersigned Responsible Officer hereby certifies that:

          (a) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof; and

          (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing.

DATED:


                              ANTHONY INDUSTRIES, INC.


                              By:

                              Name:

                              Title:

                                   EXHIBIT B

                   FORM OF NOTICE OF CONVERSION/CONTINUATION


Bank of America National Trust
  and Savings Association, as Agent
Agency Management Services #5596
1455 Market Street, 13th Floor
San Francisco, CA  94103
Attention:  Leandro Balidoy


          1. Conversion Selection. Pursuant to Section 2.4 of that certain Credit Agreement dated as of May , 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Anthony Industries, Inc., a Delaware corporation (the "Borrower"), the banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"), this represents the undersigned's request to [convert] [continue] $________of its existing [Base Rate] [Offshore Rate] Loans, the final day of the current Interest Period (if applicable) of which is __________, 19__, to [Offshore Rate] [Base Rate] Loans, as follows:

                                Interest Period
          Dollar Amount             (Offshore Rate Loans only)


          $____________        ________days


             Maturing on ____, 19__


          Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement.


                              ANTHONY INDUSTRIES, INC.


                              By:

                              Name:

                              Title:

                                   EXHIBIT C

                        FORM OF COMPETITIVE BID REQUEST


                                    , 19

Bank of America National Trust
  and Savings Association, as Agent
Agency Management Services #5596
1455 Market Street, 13th Floor
San Francisco, CA  94103
Attention:  Leandro Balidoy
Telecopier No:  (415) 436-2700


          Reference is made to that certain Credit Agreement dated as of May ____, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Anthony Industries, Inc., a Delaware corporation (the "Borrower"), the banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent").

          This is a Competitive Bid Request for Bid Loans pursuant to Section
4.2 of the Credit Agreement as follows:

          (i)   The Business Day of the proposed Bid Borrowing is _______, 19__.

          (ii)  The aggregate amount of the proposed Bid Borrowing is $________.

          (iii) The Interest Period[s] for the Bid Loans comprised in the Borrowing shall be [______], [______] and [______] [days] [months].

          (iv) The proposed Bid Borrowing shall be comprised of [Offshore Rate Bid Loans] [Absolute Rate Bid Loans].


                              Very truly yours,

                              ANTHONY INDUSTRIES, INC.


                              By:
                              Title:

                                   EXHIBIT D

                            FORM OF COMPETITIVE BID


Bank of America National Trust
  and Savings Association, as Agent
Agency Management Services #5596
1455 Market Street, 13th Floor
San Francisco, CA  94103
Attention:  Leandro Balidoy
Telecopier No:  (415) 436-2700

          Reference is made to that certain Credit Agreement dated as of May _____, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Anthony Industries, Inc., a Delaware corporation (the "Borrower"), the banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent").

          In response to the Competitive Bid Request of the Borrower dated __________________, 19__ and in accordance with Section 4.4 of the Credit Agreement, the undersigned Bank offers to make Bid Loan(s) thereunder in the following principal amount(s) at the following interest rate(s) for the following Interest Period(s):

Date of Borrowing: ____________________, 19


Offer 1 (Maximum Amount $___________):


Interest Period         Interest Period        Interest Period


Principal Amount        Principal Amount       Principal Amount
$                       $                      $

Absolute Rate           Absolute Rate          Absolute Rate
       %                     %                      %
or                      or                     or
Offshore Margin         Offshore Margin        Offshore Margin
       %                     %                      %

Offer 2 (Maximum Amount $___________):


Interest Period         Interest Period        Interest Period


Principal Amount        Principal Amount       Principal Amount
$                       $                      $

Absolute Rate           Absolute Rate          Absolute Rate
     %                       %                      %
or                      or                     or
Offshore Margin         Offshore Margin        Offshore Margin
     %                       %                      %





Offer 3 (Maximum Amount $___________):

Interest Period         Interest Period        Interest Period


Principal Amount        Principal Amount       Principal Amount
$                       $                      $

Absolute Rate           Absolute Rate          Absolute Rate
     %                       %                      %
or                      or                     or
Offshore Margin         Offshore Margin        Offshore Margin
     %                       %                      %


Subject to Section 4.6(b), the Borrower may accept any combination of Interest Periods from one or more offers for the principal amounts indicated; provided that the aggregate principal amount accepted from one offer does not exceed the maximum amount specified for such offer and the aggregate principal of all Bid Loans accepted does not exceed $________.


                             [NAME OF BANK]

                             By:
                             Title:

                                   EXHIBIT E

                     FORM OF COMMITMENT ASSIGNMENT NOTICE
                                AND ACCEPTANCE


                                    , 19

TO:       Bank of America National Trust
            and Savings Association, as Agent
          Agency Management Services #5596
          1455 Market Street, 13th Floor
          San Francisco, CA  94103
          Attention:  Leandro Balidoy

          Reference is made to that certain Credit Agreement dated as of May ___, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Anthony Industries, Inc., a Delaware corporation (the "Borrower"), the banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent").

          1. We hereby give you notice of, and request your consent to, the assignment by _______________ (the "Assignor") to _______________ (the
"Assignee") of ___ % of the right, title and interest of the Assignor in and to the Credit Agreement, including without limitation the right, title and interest of the Assignor in and to the Loan Commitments of the Assignor and the Letter of Credit Commitments of the Assignor, and all outstanding Committed Loans [and Bid Loans] made by, and Letter of Credit Risk Participations purchased by, the Assignor, [but excluding the right, title and interest of the Assignor in and to any Bid Loans]. Before giving effect to such assignment:

          (a)  the aggregate amount of the Assignor's Commitment is $_________;

          (b) the aggregate principal amount of its outstanding Committed Loans is $__________;

          (c) the aggregate amount of the Assignor's Letter of Credit Commitment is $_________; [and]

          (d) the aggregate amount of the outstanding Letter of Credit Risk Participations is $__________ [.][; and]

          [(e) the aggregate principal amount of its outstanding Bid Loans is $_________ [.][;and]

          [(f) the aggregate principal amount of Assignor's participation in outstanding Swing line Loans is $________.]

          2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 13.6(a) of the Credit Agreement in connection with this assignment.

          3. The Assignee agrees that, upon receiving your consent to such assignment and from and after ______________, the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

          4.   The following administrative details apply to the Assignee:

          (A)  Offshore Lending Office:

               Assignee name:
               Address:
               Attention:
               Telephone:  (   )
               Telecopier:  (   )
               Telex (Answerback):

          (B)  Domestic Lending Office:

               Assignee name:
               Address:


               Attention:
               Telephone:  (   )
               Telecopier:  (   )
               Telex (Answerback):

          (C)  Notice Address:

               Assignee name:
               Address:


               Attention:
               Telephone:  (   )
               Telecopier:  (   )
               Telex (Answerback):

          (D)  Payment Instructions:

               Account No.:
                        At:


                      Ref.:
                 Attention:


          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Commitment Assignment Notice and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                              Very truly yours,

                              [Name of Assignor]

                              By:
                              Title:

                              [Name of Assignee]

                              By:
                              Title:


We hereby consent to the foregoing assignment.


ANTHONY INDUSTRIES, INC.


By:
Title:


BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Agent


By:
Title:

                                   EXHIBIT F

                            COMPLIANCE CERTIFICATE



                          Financial Statement Date:

                                    , 199_

Bank of America National Trust
  and Savings Association, as Agent
Agency Management Services #5596
1455 Market Street, 13th Floor
San Francisco, CA  94103
Attention:  Leandro Balidoy


          Reference is made to that certain Credit Agreement dated as of May ___, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Anthony Industries, Inc., a Delaware corporation (the "Borrower"), the banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent").

          The undersigned Responsible Officer of the Borrower, hereby certifies as of the date hereof that he/she is the __________ of the Borrower, and that, as such, is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Borrower and its consolidated Subsidiaries, and that:

     [Use the following paragraph if this Certificate is delivered in connection with the financial statements required by Section 8.1(a) the Credit Agreement.]

          1.   Attached as Schedule 1 hereto are true and correct copies of:

               (1) consolidated and consolidating balance sheets of the Borrower and the Restricted Subsidiaries as of the close of the quarterly fiscal period ended on the above date, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

               (2) consolidated and consolidating statements of income of the Borrower and the Restricted Subsidiaries for the quarterly fiscal period ended on the above date and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

               (3) consolidated and consolidating statements of cash flows of the Borrower and the Restricted Subsidiaries for each quarterly fiscal period and for the portion of the fiscal year ended with the quarterly fiscal period ended on the above date, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all certified by an appropriate Responsible Officer to the best of such officer's knowledge as being complete and correct and fairly presenting, in accordance with GAAP (except for (i) the use of abbreviated footnotes of the type required by the Securities and Exchange Commission to be included in quarterly reports on Form 10-Q in the case of interim consolidated financial statements, (ii) the exclusion of footnotes in consolidating financial statements, and (iii) the exclusion of year-end adjustments to all such interim financial statements), the financial position and the results of operations of the Borrower and the Restricted Subsidiaries.

     [Use the following paragraph if this Certificate is delivered in connection with the financial statements required by Section 8.1(b) the Credit Agreement.]

          1.   Attached as Schedule 1 hereto are true and correct copies of:

               (1) consolidated and consolidating balance sheets of the Borrower and its Restricted Subsidiaries as of the close of the fiscal year ended on the above date, and

               (2) consolidated and consolidating statements of income and retained earnings and cash flows of the Borrower and its Restricted Subsidiaries for the fiscal year ended on the above date,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied, with respect to the Borrower and its Restricted Subsidiaries, by a report thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of operations and cash flows for said year in conformity with GAAP and that the audit of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards.

          2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of all relevant transactions and the financial condition of the Borrower during the accounting period covered by the attached financial statements.

          3. To the best of the undersigned's knowledge, the Borrower, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition, in the Credit Agreement to be observed, performed or satisfied by the Borrower, and the undersigned has no knowledge of any Default or Event of Default as of the date hereof.

          4. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________________ 199__.



                              ANTHONY INDUSTRIES, INC.


                              By:

                              Title:

                              Date: ______________, 199__


                                  SCHEDULE 1
                         to the Compliance Certificate


                             Financial Statements

                         As of  ______________, 199__

                                  SCHEDULE 2
                         to the Compliance Certificate

                      COMPLIANCE WITH FINANCIAL COVENANTS


1.   9.2  Restricted Payments.

     A.   Restricted Payments since last Compliance Certificate:

          1. Amount and description of Restricted Payments since last Compliance Certificate:

          Description                Date              Amount

                                                       $

                                                       $

          2.   Cumulative total since October 1, 1995: $

     B.   Maximum Permitted:

          1.   Consolidated Net Income since
               October 1, 1995, if positive:           $

          2.   Consolidated Net Income since
               October 1, 1995, if deficit:            $

          3.   50% of Line B1:                         $

          4.   100% of Line B2:                        $

          5.   Amount and description of net proceeds
               of the type described in definition of
               Restricted Payments since last Compliance
               Certificate:

          Description                Date              Amount

                                                       $

                                                       $

          6.   Cumulative total since October 1, 1995: $

          7.   Total Permitted Restricted Payments
               (Lines B3+B6+$8,000,000 less Line B4):  $

     D.   Excess of Line B7 over Line A2:              $

2.   9.10 Acquisitions.

     A.   Consideration for each Acquisition
          (including liabilities incurred)
          since last Compliance Certificate:

          Description                Date              Consideration

                                                       $

                                                       $

          Covenant:  Total consideration for any one
          Acquisition or any series of related
          Acquisitions not to exceed $20,000,000.

     B.   All Acquisitions

          1.   Aggregate Consideration for all
               Acquisitions (including liabilities
               incurred) in 12 months ending
               on above date:                          $

          2.   Consolidated Tangible Net Worth
               (see Line 3A5 below):                   $

          3.   Maximum Permitted (50% of Line B2):     $

          4.   Excess of Line B3 over Line B1:         $


3.   9.11 Minimum Consolidated Tangible Net Worth.

     A.   Consolidated Tangible Net Worth at above date:

          1.   Consolidated Assets of Borrower and
               Subsidiaries:                           $

          2.   Consolidated Liabilities of Borrower
               and Subsidiaries:                       $

          3.   Consolidated Net Worth
               (line A1 less Line A2):                 $

          4.   Intangible Assets:

               a.   Investments in unconsolidated
                    Restricted Subsidiaries and equity
                    investments in non Restricted
                    Subsidiaries:                      $

               b.   Unamortized debt discount, goodwill,
                    and other intangible items listed
                    in definition of "Consolidated

                    Tangible Net Worth:                $

               c.   Total Intangible Assets:           $

          5.   Consolidated Tangible Net Worth
               (Line A3 less Line A4c):                $

     B.   50% of Consolidated Net Income since
          October 1, 1995 (no reduction for losses):   $

     C.   75% of New Issuance Proceeds:                $

     D.   Minimum requirement:  Lines B+C+
          $135,000,000:                                $

     E.   Excess of Line A5 over Line D:               $


4.   9.12 Leverage Ratio.

     A.   Consolidated Funded Debt as of above date:

          1.   Indebtedness for borrowed money or
               which has been incurred in connection
               with the acquisitions:                  $

          2.   Capitalized Rentals:                    $

          3.   Guaranties of Funded Debt of others:    $

          4.   Liabilities under Permitted Accounts
               Receivable Financing Facilities:        $

          5.   Consolidated Funded Debt
               (Lines A1+A2+A3+A4):                    $

     B.   Total Capitalization

          1.   Line A5+3A3                             $

     C.   Leverage Ratio (Line A5 o Line B1):                 to 1:00

     D.   Maximum Permitted Leverage Ratio:               0.50 to 1.00


5.   9.13 Fixed Charge Coverage Ratio.

     A. Cash Flow Available for Fixed Charges for four quarters ending on date of attached financial statements:

          1.   Consolidated Net income (without
               extraordinary gains or losses)
               for Subject Period:                     $

          2.   Consolidated Interest Expense:          $

          3.   Provisions for taxes based on income:   $

          4.   Consolidated Rent Payments:             $

          5.   Other non-cash items reducing
               Consolidated Net Income:                $

          6.   Capital Expenditures:                   $

          7.   Cash Flow Available for Fixed
               Charges (Lines A1+A2+A3+A4+A5
               less Line A6):                          $

     B.   Consolidated Fixed Charges as of above date:

          1.   Consolidated Rent Payments (other
               than Rentals on Capitalized Leases):    $

          2.   Consolidated Interest Expense
               (including the interest component
               of Capitalized Rentals):                $

          3.   Principal payments of long-term
               Indebtedness due within
               12 months of above date:                $

          4.   Consolidated Fixed Charges
               (Lines B1+B2+B3):                       $

     C.   Fixed Charge Coverage Ratio
          (Line A7 o Line B4):                                to 1:00

     D.   Minimum Requirement:

               Quarters Ending               Minimum Ratio

               Through and including
               September 30, 1996            1.40 to 1.00
               Thereafter                    1.50 to 1.00


6.   9.14 Indebtedness.

     A.   Aggregate secured Funded Debt:               $

          Maximum Permitted (10% of Line 3A3):         $

     B.   Aggregate Indebtedness for borrowed
          money of Restricted Subsidiaries:            $

          Maximum Permitted:                           $30,000,000

                                   EXHIBIT G


                          FORM OF COMMITTED LOAN NOTE


$                                May     , 1996


          FOR VALUE RECEIVED, the undersigned ANTHONY INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of
                      (the "Bank") the principal sum of               Dollars
($           ) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to that certain Credit Agreement dated
as of May   , 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Anthony Industries, Inc., a Delaware corporation (the "Borrower"), the banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"). The Borrower further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

          The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Credit Agreement and this Promissory Note (the "Note").

          This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                              ANTHONY INDUSTRIES, INC.


                              By:
                              Title:

                       Schedule A to Committed Loan Note



                             (3)
                (2)         End of           (4)          (5)
    (1)       Amount       Interest        Principal    Notation
   Date       of Loan       Period          Amount      Made By

                                   EXHIBIT H

                             FORM OF BID LOAN NOTE

                                 May ___, 1996


         FOR VALUE RECEIVED, the undersigned ANTHONY INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________ (the "Bid Loan Bank"), at the Agent's Payment Office the aggregate unpaid principal amount of all Bid Loans made by the Bid Loan Bank to the Borrower pursuant to that certain Credit Agreement dated as of May ___, 1996 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Anthony Industries, Inc., a Delaware corporation (the "Borrower"), the banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"). The Borrower further promises to pay interest on the unpaid principal amount of the Bid Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         The Bid Loan Bank is authorized to endorse the amount and the date on which each Bid Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Borrower under the Credit Agreement and this Promissory Note (the "Note").

         This Note is one of the Bid Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                             ANTHONY INDUSTRIES, INC.


                             By:
                             Title:

                          Schedule A to Bid Loan Note



               LIBOR BID LOANS AND REPAYMENT OF LIBOR BID LOANS



                 (2)           (3)           (4)
               Amount       Maturity      Amount of
                 of          Date of        LIBOR          (5)
    (1)         LIBOR         LIBOR        Bid Loan     Notation
   Date        Bid Loan     Bid Loan       Repaid       Made By

                          Schedule B to Bid Loan Note



                            ABSOLUTE RATE BID LOANS
                   AND REPAYMENT OF ABSOLUTE RATE BID LOANS




                 (2)           (3)           (4)
                Amount       Maturity      Amount of
                  of         Date of       Absolute        (5)
    (1)    Absolute Rate  Absolute Rate  Rate Bid Loan  Notation
   Date        Bid Loan      Bid Loan       Repaid       Made By

                                 SCHEDULE 2.1


                                  COMMITMENTS
                              AND PRO RATA SHARES



                         Letter
                        of Credit                        Pro Rata
 Bank                  Commitment       Commitment       Share

Bank of America
National Trust and
Savings Association    $5,000,000.00    $18,750,000.00   25.000000000


Citicorp USA, Inc.      4,533,333.33     17,000,000.00   22.666666666


NationsBank of
Texas, N.A.             4,533,333.33     17,000,000.00   22.666666666


Wachovia Bank           4,266,666.67     16,000,000.00   21.333333333


Bank of America NW,
N.A.(dba Seafirst)      1,666,666.67      6,250,000.00    8.333333333



     TOTAL            $20,000,000.00    $75,000,000.00  100.000000000%

                                 SCHEDULE 7.4



                  SUBSIDIARIES


Section 1.  Restricted Subsidiaries




Section 2.  Unrestricted Subsidiaries

                                 SCHEDULE 7.6



          INDEBTEDNESS OUTSTANDING OF THE CLOSING DATE

                                 SCHEDULE 7.12



                                TAX ASSESSMENTS

                                 SCHEDULE 7.16
                             ENVIRONMENTAL MATTERS



                                     None

                                 SCHEDULE 9.1



                                EXISTING LIENS

                                 SCHEDULE 9.9


                        EXISTING PERMITTED INVESTMENTS

                                 SCHEDULE 13.2


             OFFSHORE AND DOMESTIC LENDING OFFICES,
                 ADDRESSES FOR NOTICES



ANTHONY INDUSTRIES, INC.

Anthony Industries, Inc.
4900 South Eastern Avenue
Los Angeles, California 90040
Attention:  John J. Rangel
            Senior Vice President, Finance
Telephone:  (213) 890-5830
Facsimile:  (213) 724-0470


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 13th Floor
San Francisco, California 94103
Attention:  Leandro Balidoy
            Vice President
            Telephone: (415) 436-4008
            Facsimile: (415) 436-2700


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
555 Flower Street, 11th Floor
Los Angeles, California 90071
Attention:  Yvonne Dennis
            Vice President
            Credit Products #5618
            Telephone:  (213) 228-2666
            Facsimile:  (213) 623-1959